               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                Millennium Chemicals Inc.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

         [Logo]

230 Half Mile Road
P.O. Box 7015
Red Bank, NJ 07701-7015
Tel: (732) 933-5000 Fax: (732) 933-5240
Laporte Road
Stallingborough, Grimsby
North East Lincolnshire DN40 2PR
England
Tel: 0345 662663

                                                                  April 12, 2001

Dear Fellow Shareholder:

    It is my pleasure to invite you to attend the 2001 Annual Meeting of Shareholders of Millennium Chemicals Inc. This meeting will be held on Friday, May 18, 2001 at the Hilton New York in New York City, beginning at 10:00 a.m. The notice of Annual Meeting and the Proxy Statement accompanying this letter describe the formal business to be acted upon by the shareholders at the meeting. The meeting will also feature a report on Millennium Chemicals' performance and our prospects for the future.

    Whether or not you plan to attend the meeting in person, please read the proxy statement and vote your shares. If you are a registered shareholder (a shareholder whose shares are registered in his or her own name), you may vote by telephone or through the Internet. The instructions accompanying your proxy card describe how to use these convenient services. If you hold your shares through a broker, bank or other holder of record, you may vote as specified in the instructions accompanying your proxy card. Of course, if you prefer, you may vote by mail by completing your proxy card and returning it in the enclosed postage-paid envelope. If you attend the meeting and wish to vote your shares in person, you may revoke your proxy.

    I look forward to seeing you at the Annual Meeting.

                                           WILLIAM M. LANDUYT
                                           WILLIAM M. LANDUYT
                                           Chairman and
                                           Chief Executive Officer

                   Web Address http://www.millenniumchem.com

                                     [Logo]

                               -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 18, 2001

                               -------------------

    Notice is hereby given that the 2001 Annual Meeting of Shareholders (the 'Annual Meeting') of Millennium Chemicals Inc., a Delaware corporation (the 'Company'), will be held at the Hilton New York, 'A' Concourse, 1335 Avenue of the Americas, New York, NY, 10019 on Friday, May 18, 2001, beginning at 10:00 a.m., Eastern Daylight Time, for the following purposes:

        1. To elect three Directors to serve until the Annual Meeting of Shareholders in 2004 and until their successors are duly elected and qualified;

        2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2001;

        3. To approve the adoption of the Company's 2001 Incentive Compensation Plan; and

        4. To consider any other matter that may properly come before the Annual Meeting.

    Only holders of record of the Company's Common Stock, par value $0.01 per share, at the close of business on March 23, 2001 will be entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof.

                                        By Order of the Board of Directors,

                                        GEORGE H. HEMPSTEAD, III
                                        Senior Vice President -- General Counsel and Secretary

April 12, 2001

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY TELEPHONE OR THROUGH THE INTERNET, OR COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

                                     [Logo]

                              --------------------
                                PROXY STATEMENT
                              --------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Millennium Chemicals Inc., a Delaware corporation (the 'Company'), of proxies for use at the Annual Meeting of Shareholders of the Company (the 'Annual Meeting'), to be held at the Hilton New York, 'A' Concourse, 1335 Avenue of the Americas, New York, NY, 10019 on Friday, May 18, 2001, at 10:00 a.m., Eastern Daylight Time, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

    This Proxy Statement, the Notice of Annual Meeting and the accompanying proxy card are first being mailed to shareholders on or about April 12, 2001.

                                     VOTING

    Only shareholders of record at the close of business on March 23, 2001 (the 'Record Date') are entitled to notice of the Annual Meeting and to vote the shares of common stock, par value $0.01 per share, of the Company (the 'Common Stock') held by them on that date at the Annual Meeting or any postponement or adjournment thereof. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting. As of the Record Date, 63,450,643 shares of Common Stock were outstanding, not including 14,445,943 shares held by the Company and its subsidiaries and certain Company trusts, which are not entitled to be voted.

    The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date and entitled to be voted will constitute a quorum. The affirmative vote of a plurality of the votes cast at the Annual Meeting, in person or by proxy, is required for the election of Directors. The approval of any other proposal to be considered at the Annual Meeting requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting, in person or by proxy. Both abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present.

    Registered shareholders (shareholders whose shares are registered in their own names) may vote by telephone or through the Internet by following the instructions included with their proxy cards. Shareholders who hold their shares in 'street name' (i.e., through a broker, bank or other holder of record) may vote by telephone or through the Internet if their proxy card includes instructions regarding telephone or Internet voting. 'Street name' shareholders who have questions regarding voting by telephone or though the Internet should contact their broker, bank or other holder of record. Shareholders who vote by telephone or through the Internet should not return their proxy cards.

    Participants in the Millennium Chemicals Savings and Investment Plan; the Equistar Chemicals, LP Savings and Investment Plan; the Equistar Chemicals, LP Retirement Savings and Investment Plan for Hourly Represented Employees; and, the Lyondell Chemical Company 401(k) and Savings Plan may vote shares of Common Stock allocated to them under such plans by instructing the relevant plan trustee by mail, through the Internet or by telephone, as indicated on the proxy card mailed to such participants. Such instructions must be received by such trustees prior to 3:00 p.m. (Eastern Daylight Time) on May 16, 2001. If proper instructions are not received by such time, the relevant plan trustee will vote the shares in the same proportion that it votes shares for which it received timely instructions.

MULTIPLE COPIES OF ANNUAL REPORT TO SHAREHOLDERS

    If you received more than one copy of the Company's 2000 Annual Report to Shareholders, you can reduce the number of Annual Reports you receive in the future, and thus save the Company the cost of producing and mailing these reports. We will discontinue the mailing of reports on the accounts you select if you mark the designated box on the appropriate proxy card(s), or follow the instructions provided when you vote over the Internet. Alternatively, you may log on to the Internet, go to the web site: HTTP://WWW.ECONSENT.COM/MCH, and follow the instructions.

    At least one account at your address must continue to receive Annual Reports, unless you elect to view future Annual Reports and Proxy Statements over the Internet, as described under 'Electronic Access to Proxy Materials and the Annual Report,' below. Mailing of dividends, proxy statements, proxy cards and special notices will not be affected by your election to discontinue duplicate mailings of the Annual Reports. To resume the mailing of Annual Reports for an account, you may log onto the Internet, go to the web site:
HTTP://WWW.ECONSENT.COM/MCH and follow the instructions. Alternatively, you may contact the Company's Investor Relations Department at the address on page 31 of this Proxy Statement. If you own shares through a bank, broker or other nominee and receive more than one Company Annual Report, please contact that entity to eliminate duplicate mailings.

ELECTRONIC ACCESS TO PROXY MATERIALS AND THE ANNUAL REPORT

    This Proxy Statement and the 2000 Annual Report to shareholders are available on the Company's Internet site at HTTP://WWW.MILLENNIUMCHEM.COM. Most shareholders can elect to view future Proxy Statements and Annual Reports over the Internet instead of receiving paper copies in the mail.

    If you are a shareholder of record and wish to vote your shares over the Internet, you can choose this option and save the Company the cost of producing and mailing these documents by following the instructions. You can also choose between paper documents and electronic access by logging on to the Internet, going to the website HTTP://WWW.ECONSENT.COM/MCH and following the instructions.

    If you choose to view future Proxy Statements and Annual Reports over the Internet, you will receive an e-mail next year with instructions containing the Internet address of those materials and the Internet address to vote your shares online. You will not receive a paper proxy card in the mail if you elect to receive proxy materials and Annual Reports electronically. Your choice will remain in effect until you advise us otherwise by logging on to the Internet site HTTP://WWW.ECONSENT.COM/MCH and changing your instructions. Alternatively, you may contact the Company's Investor Relations Department at the address on page 31 of this Proxy Statement. You do not have to elect Internet access each year. Mailing of dividends and special notices will not be affected by your election to view Proxy Statements and Annual Reports over the Internet.

    If you hold your shares through a bank, broker or other nominee, please refer to the information provided by that entity for instructions on how to elect to view future Proxy Statements and Annual Reports over the Internet.

    Most shareholders who hold their shares through a bank, broker or other holder of record and who elect electronic access will receive an e-mail next year containing the Internet address to use to access the Company's Proxy Statement and Annual Report and to vote their shares.

                           OWNERSHIP OF COMMON STOCK

CERTAIN BENEFICIAL OWNERS

    The following are the only persons known by the Company as of April 9, 2001 to own beneficially more than 5% of the outstanding Common Stock as of the Record Date, not including shares held by the Company and its subsidiaries and certain Company trusts, which are not entitled to be voted.

                      NAME AND ADDRESS                        NUMBER OF       PERCENT
                    OF BENEFICIAL OWNER                        SHARES         OF CLASS
                    -------------------                        ------         --------
Barrow, Hanley, Mewhinney & Strauss, Inc. ..................  9,492,481(1)      14.8
  One McKinney Plaza
  3232 McKinney Avenue, 15th Floor
  Dallas, TX 75204-2429
AXA Financial, Inc .........................................  8,755,024(2)      13.6
  1290 Avenue of the Americas
  New York, NY 10104
Capital Research and Management Company ....................  8,636,500(3)      13.5
  333 South Hope Street
  Los Angeles, CA 90071
FMR Corp. ..................................................  7,930,877(4)      12.4
  82 Devonshire Street
  Boston, MA 02109

---------

(1) Based on a Schedule 13G filed with the Securities Exchange Commission (the 'SEC'), dated February 12, 2001, Barrow, Hanley, Mewhinney & Strauss, Inc. ('Barrow Hanley') has sole voting power over 1,159,055 shares, shared voting power over 8,333,426 shares and sole dispositive power over 9,492,481 shares. Vanguard Windsor Funds-Windsor II Fund ('Vanguard') filed a
    Schedule 13G with the SEC, dated February 14, 2001. Vanguard disclosed in its Schedule 13G that it has sole voting and shared dispositive power over 7,368,142 shares. Vanguard and Barrow Hanley have confirmed in writing to the Company that the 7,368,142 shares disclosed in Vanguard's Schedule 13G as beneficially owned by Vanguard are managed by Barrow Hanley and are included in the 9,492,481 shares disclosed as beneficially owned by Barrow Hanley in its Schedule 13G.

(2) Based on a Schedule 13G filed with the SEC, dated February 12, 2001, AXA Financial, Inc. and its affiliates have sole voting power over 5,288,296 shares, shared voting power over 814,701 shares and sole dispositive power over 8,755,024 shares.

(3) Based on a Schedule 13G filed with the SEC, dated February 9, 2001, Capital Research and Management Company has sole dispositive power over 8,636,500 shares.

(4) Based on a Schedule 13G filed with the SEC, dated February 14, 2001, FMR Corp. has sole voting power over 3,335,930 shares and sole dispositive power over 7,930,877 shares.

DIRECTORS AND EXECUTIVE OFFICERS

    The following table, which is based upon information provided to the Company, sets forth the beneficial ownership of Common Stock, as of March 23, 2001, by each of the Company's Directors and executive officers and all such Directors and executive officers as a group.

                                                         NUMBER OF SHARES      % OF
                                                           BENEFICIALLY       SHARES
                         NAME                                 OWNED         OUTSTANDING
                         ----                                 -----         -----------
William M. Landuyt.....................................       481,508(a)       *
Robert E. Lee..........................................       319,671(b)       *
Lord Baker.............................................         5,326(c)       *
Worley H. Clark, Jr. ..................................         4,897(c)       *
Martin D. Ginsburg.....................................         4,755(c)       *
Lord Glenarthur........................................         4,755(c)       *
David J. P. Meachin....................................         4,455(c)       *
Martin G. Taylor.......................................        13,326(c)       *
Timothy E. Dowdle......................................        51,063(d)       *
Peter P. Hanik.........................................       159,199(e)       *
George H. Hempstead, III...............................       197,027(f)       *
Richard A. Lamond......................................        73,446(g)       *
John E. Lushefski......................................       195,836(h)       *
David L. Vercollone....................................        43,082(i)       *
All Directors and executive officers as a group
  (14 persons).........................................     1,558,346           2.5%

---------

  * Represents less than 1%.

 (a) Includes 184,306 shares of restricted Common Stock awarded under the Company's Long Term Stock Incentive Plan (the '1996 Incentive Plan'), of which 113,085 are subject to vesting pursuant to performance criteria and the remainder are subject to time vesting; and, as of February 28, 2001:
     (x) 11,115 shares of Common Stock held in the Company's 401(k) plan for Mr. Landuyt's account; (y) 10,911 shares of Common Stock held for
     Mr. Landuyt's account in the Company's Supplemental Savings and Investment Plan (the 'Supplemental Savings Plan'); and, (z) 158,791 shares of Common Stock held in the Company's Salary and Bonus Deferral Plan. Also includes 2,890 shares of Common Stock held in two trusts for Mr. Landuyt's children, as to which Mr. Landuyt disclaims beneficial ownership, and 300 shares of Common Stock owned by Mr. Landuyt's wife, as to which Mr. Landuyt disclaims beneficial ownership.

 (b) Includes 129,014 shares of restricted Common Stock awarded under the 1996 Incentive Plan, of which 79,159 are subject to vesting pursuant to performance criteria and the remainder are subject to time vesting; and, as of February 28, 2001: (x) 10,880 shares of Common Stock held in the Company's 401(k) plan for Mr. Lee's account; (y) 6,196 shares of Common Stock held for Mr. Lee's account in the Supplemental Savings Plan; and, (z) 73,845 shares of Common Stock held in the Company's Salary and Bonus Deferral Plan. Also includes 9 shares owned directly by members of Mr. Lee's immediate family, as to which Mr. Lee disclaims beneficial ownership.

 (c) Includes 1,350 shares issued on October 1, 2000; 978 shares issued on October 1, 1999; 1,074 shares issued on October 1, 1998; 682 shares issued on October 1, 1997; and, 671 shares issued on October 30, 1996 under the 1996 Incentive Plan, in each case in partial payment of annual Directors' fees.

 (d) Includes 13,721 shares of restricted Common Stock awarded under the 1996 Incentive Plan, of which 8,961 are subject to vesting pursuant to performance criteria and the remainder are subject to time vesting; and, as of February 28, 2001: (x) 5,351 shares of Common Stock held in the Company's 401(k) plan for Mr. Dowdle's account; (y) 1,073 shares of Common Stock held for Mr. Dowdle's account in the Supplemental Savings Plan; and,
     (z) 23,107 shares of Common Stock held in the Company's Salary and Bonus Deferral Plan.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (e) Includes 72,245 shares of restricted Common Stock awarded under the 1996 Incentive Plan, of which 47,372 are subject to vesting pursuant to performance criteria and the remainder are subject to time vesting; and, as of February 28, 2001: (x) 10,176 shares of Common Stock held in the Company's 401(k) plan for Mr. Hanik's account; (y) 1,878 shares of Common Stock held for Mr. Hanik's account in the Supplemental Savings Plan; and,
     (z) 28,524 shares of Common Stock held in the Company's Salary and Bonus Deferral Plan.

 (f) Includes 92,153 shares of restricted Common Stock awarded under the 1996 Incentive Plan, of which 56,542 are subject to vesting pursuant to performance criteria and the remainder are subject to time vesting; and, as of February 28, 2001: (x) 11,768 shares of Common Stock held in the Company's 401(k) plan for Mr. Hempstead's account; (y) 2,650 shares of Common Stock held for Mr. Hempstead's account in the Supplemental Savings Plan; and, (z) 12,695 shares of Common Stock held in the Company's Salary and Bonus Deferral Plan.

 (g) Includes 47,999 shares of restricted Common Stock awarded under the 1996 Incentive Plan, of which 29,871 are subject to vesting pursuant to performance criteria and the remainder are subject to time vesting; and, as of February 28, 2001: (w) 9,177 shares of Common Stock held in the Company's 401(k) plan for Mr. Lamond's account; (x) 1,827 shares of Common Stock held for Mr. Lamond's account in the Supplemental Savings Plan; (y) 97 shares of Common Stock held in the Company's Salary and Bonus Deferral Plan; and, (z) 210 shares of Common Stock held in the Company's Employee Stock Purchase Plan. Also includes 14 shares of Common Stock owned by
     Mr. Lamond's son, as to which Mr. Lamond disclaims beneficial ownership.

 (h) Includes 92,153 shares of restricted Common Stock awarded under the 1996 Incentive Plan, of which 56,542 are subject to vesting pursuant to performance criteria and the remainder are subject to time vesting; and, as of February 28, 2001: (x) 16,614 shares of Common Stock held in the Company's 401(k) plan for Mr. Lushefski's account; (y) 4,795 shares of Common Stock held for Mr. Lushefski's account in the Supplemental Savings Plan; and, (z) 15,605 shares of Common Stock held in the Company's Salary and Bonus Deferral Plan.

 (i) Includes 13,724 shares of restricted Common Stock awarded under the 1996 Incentive Plan, of which 8,962 are subject to vesting pursuant to performance criteria and the remainder are subject to time vesting; and, as of February 28, 2001: (y) 11,088 shares of Common Stock held in the Company's 401(k) plan for Mr. Vercollone's account; and (z) 1,680 shares of Common Stock held for Mr. Vercollone's account in the Supplemental Savings Plan.

                              CORPORATE GOVERNANCE

    The Company has been publicly owned since its demerger (i.e., spin-off) from Hanson PLC ('Hanson') on October 1, 1996 (the 'Demerger'). Hanson effected the Demerger by paying to its shareholders a dividend consisting of all of the then-outstanding shares of Common Stock.

    Although incorporated in Delaware, the Company is, and will be, centrally managed and controlled in the United Kingdom (the 'U.K.') until at least
October 1, 2001, the fifth anniversary of the Demerger. During this period, the Company's Board of Directors is, and will be, the medium through which strategic control and policy-making powers are exercised, and Board meetings almost invariably will be held in the U.K. These corporate governance arrangements are consistent with an agreement entered into by the Company and Hanson in connection with the Demerger. This agreement provides that, for such five-year period, the Company will not take, or fail to take, any action that would result in a breach of, or constitute non-compliance with, certain representations and undertakings made by Hanson to the U.K. Inland Revenue in order to obtain clearance as to the tax-free treatment of the Demerger dividend for Hanson and its shareholders (the Company's initial public shareholders) for U.K. tax purposes. There are no restrictions on the location of the Company's shareholder meetings, which (as in the case of this Annual Meeting) may be held in the United States.

    The Company's Policy on the Independence of Directors, which was adopted on January 26, 2001, requires a majority of the members of the Board of Directors to be independent, non-employee Directors. A copy of this Policy is attached hereto as Exhibit A. The Charters of each of the Audit, Compensation and Nominations Committees of the Board of Directors also require that all members of these committees be independent, non-employee Directors. The Board has determined that all of the Board's non-employee Directors and all members of these committees are independent Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Company's Board of Directors has established five standing committees: an Audit Committee, a Compensation Committee, an Executive Committee, a Nominations Committee and a Public Affairs Committee. The following is a description of these committees:

        Audit Committee. The Audit Committee's Charter requires that each member of the Audit Committee be an independent, non-employee Director, free from any relationship that would interfere with the exercise of his independent judgement. In addition, the Board of Directors has determined that each member of the Audit Committee is an independent Director as defined by the New York Stock Exchange regulations regarding the independence of audit committee members. The Committee currently consists of Lord Baker, David J.
    P. Meachin and Martin G. Taylor (Chairman) and met three times in 2000.

        The Audit Committee is responsible for reviewing matters relating to financial reporting, internal controls and the audit process. The Report of the Audit Committee is set forth on page 7 of this Proxy Statement and its Charter is attached hereto as Exhibit B. The Audit Committee recommends to the Company's Board of Directors the appointment of a firm of independent accountants to audit the Company's financial statements. The Audit Committee also reviews with representatives of the independent accountants the scope of the audit of the Company's financial statements, results of audits, audit costs, recommendations with respect to internal controls and financial matters, and the independence of such independent accountants. It also reviews non-audit services rendered by the Company's independent accountants and periodically meets with and receives reports from the Company's principal internal audit, financial and accounting officers.

        Compensation Committee. All members of the Compensation Committee are required by the Compensation Committee's Charter to be 'Non-Employee Directors' within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and 'outside directors' within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the 'Code'). The Committee currently consists of Worley H. Clark, Jr. (Chairman), Lord Glenarthur and David J. P. Meachin, and met six times in 2000.

        The Compensation Committee sets the compensation of all the Company's officers, establishes policies concerning stock ownership by officers and approves the Company's executive compensation plans and programs, including the Annual Performance Incentive Plan (the '1996 Annual Performance Plan'), the 2000 Executive Long Term Incentive Plan, the 1996 Incentive Plan and the Company's new Omnibus Incentive Compensation Plan (the '2001 Incentive Plan'), and approves performance targets and awards under such plans. It also reviews the competitiveness of the Company's management and director compensation and benefit programs and reviews principal employee relations policies and procedures.

        Executive Committee. The Executive Committee has the authority to act for the full Board between regularly scheduled Board meetings with respect to such matters as may be lawfully delegated by the Board under Delaware law. The Committee currently consists of Lord Baker, Lord Glenarthur, William M. Landuyt (Chairman) and Martin G. Taylor. The Executive Committee did not meet in 2000.

        Nominations Committee. The Charter of the Nominations Committee require each member of the Nominations Committee to be an independent, non-employee Director. The Committee currently consists of Lord Baker (Chairman), Martin
    D. Ginsburg and Martin G. Taylor. The Committee met once in 2000.

        The Nominations Committee has authority to nominate candidates to fill vacancies on the Board and to nominate directors to serve as members, including chairmen, of committees of the Board. The duties of the Nominations Committee include determining the desirable balance of expertise and composition of the Board, seeking out possible candidates to fill positions on the Board, attracting qualified candidates to the Board, reviewing the proposed slate of Directors to be elected by shareholders at each Annual Meeting of Shareholders and recommending to the Board the inclusion of the slate in the Company's Proxy Statement. The Nominations Committee will consider nominees recommended by shareholders. Such recommendations should be submitted to the Secretary of the Company at least 60 days prior to the date of the applicable Annual Meeting and include certain information as required by the Company's by-laws.

        Public Affairs Committee. The Public Affairs Committee currently consists of Worley H. Clark, Jr., Martin D. Ginsburg (Chairman) and Robert
    E. Lee, and met twice during 2000. The Public Affairs Committee reviews the Company's policies and practices concerning health, safety and environmental matters and provides strategic direction with respect to such matters. The Committee is responsible for ensuring that effective risk and crisis management procedures are in place and that there are adequate procedures and checks and balances to promote ethical business behavior. The Committee also provides oversight within the Company regarding work force diversity, charitable donations and other such responsibility issues.

AUDIT COMMITTEE'S REPORT

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information provided to shareholders and others, the system of internal controls established by management and the audit process.

    The Board of Directors has adopted a written charter for the Audit Committee. In accordance with this charter, the Audit Committee has met with management, the Company's Director of Internal Audit and the Company's independent auditors, and has: (i) reviewed and discussed the consolidated financial statements with management and the independent auditors;
(ii) discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 'Communications with Audit Committees;' and, (iii) discussed with the independent auditors their independence as required by Independence Standards Board Standard No. 1 'Independent Discussions with Audit Committees.' Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principals.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the SEC. The Audit Committee also has recommended, subject to shareholder approval, the selection of PricewaterhouseCoopers LLP as the Company's independent accountants. The Board of Directors has accepted this recommendation, and recommends that the shareholders vote 'FOR' ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.*

March 14, 2001                            Respectfully submitted,
                                          MARTIN G. TAYLOR, Chairman
                                          LORD BAKER
                                          DAVID J. P. MEACHIN

---------
*In accordance with the rules of the SEC, the foregoing information, which is required by paragraphs (a) and (b) of Item 306 of Regulation S-K of the Exchange Act, shall not be deemed to be 'soliciting material' or to be 'filed' with the SEC or subject to Regulation 14A of the Exchange Act (except as provided in Item 306), or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

DIRECTORS' REMUNERATION AND ATTENDANCE AT MEETINGS

    Directors who are also full-time employees of the Company do not receive additional compensation for their services as Directors. Non-employee Directors have received a cash retainer of $40,000 per annum since October 1, 1998. In addition, pursuant to the 1996 Incentive Plan, each non-employee Director automatically was granted 1,074, 978 and 1,350 shares of Common Stock on October 1, 1998, 1999 and 2000, respectively. The number of shares granted on each of these grant dates was determined by dividing $20,000 by the closing price on the business day immediately preceding each such grant date. The Company's 1996 Incentive Plan currently provides that each non-employee Director serving on October 1, 2001, and each October 1 thereafter, automatically will be granted on each such date the number of shares of Common Stock determined by dividing one-half of the annual cash retainer in effect on such date by the closing price of the Common Stock on the business day immediately preceding such date. Non-employee Directors are reimbursed for all reasonable expenses incurred in connection with Board and Committee meetings. The Company also pays the premiums on directors' and officers' liability and travel accident insurance policies.

    The Board held five meetings in 2000. All Directors attended at least 75% of the total number of meetings of the Board and the Committees on which they served.

                 BUSINESS TO BE ACTED UPON BY THE SHAREHOLDERS
                        ITEM 1  -- ELECTION OF DIRECTORS

    The Company's Board of Directors is divided into three classes, with the terms of office of the respective classes ending in successive years. The terms of three Directors expire at the Annual Meeting. The terms of the other five Directors continue after the Annual Meeting. The shareholders are being asked to vote on the election of the three Directors whose terms expire at the Annual Meeting, to serve until the Annual Meeting of Shareholders in 2004 and until their successors are duly elected and qualified. Set forth below is biographical information concerning each nominee for re-election as a Director at this Annual Meeting, as well as each member of the Board of Directors who is continuing in office. Each nominee has consented to serve as a Director if elected.

    All shares of Common Stock represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no indication is made as to how shares should be voted, the shares represented by a properly completed proxy will be voted for the election of the three Directors identified below. If any nominee should refuse or is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for the remaining nominees and for such other person as designated by the Board of Directors upon the recommendation of the Nominations Committee, unless the Board of Directors reduces the number of Directors.

    THE NOMINEES HAVE BEEN RECOMMENDED TO THE COMPANY'S BOARD OF DIRECTORS BY THE NOMINATIONS COMMITTEE OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' ELECTION OF THE THREE NOMINEES IDENTIFIED BELOW.

                       NOMINEES FOR ELECTION AS DIRECTORS
                    TERM EXPIRING AT THE 2004 ANNUAL MEETING

    Lord Glenarthur, 56, has served as a Director of the Company since the Demerger. He was an executive of Hanson between October 1989 and the Demerger, and was Deputy Chairman of Hanson Pacific Limited between March 1994 and February 1998. Lord Glenarthur has been a member of the House of Lords in the U.K. since 1977. He served as the U.K. Parliamentary Under-Secretary of State at the Department of Health and Social Security from 1983 to 1985 and at the Home Office from 1985 to 1986, as Minister of State for Scotland from 1986 to 1987, and as U.K. Minister of State for Foreign and Commonwealth Affairs from 1987 to 1989. He was Chairman of St. Mary's Hospital NHS Trust from 1991 to 1998 and a Special Trustee of St. Mary's Hospital from 1991 to 2000. He is Chairman of the British Helicopter Advisory Board and the European Helicopter Association, Deputy Chairman of the International Federation of Helicopter Associations and a Council Member of The Air League in the

U.K. He is a Director of Whirlybird Services Limited, a Governor of Nuffield Nursing Homes Trust (trading as Nuffield Hospitals) and a Commissioner of the Royal Hospital Chelsea.

    Mr. Clark, 68, has served as a Director of the Company since the Demerger. He was President and Chief Executive Officer of Nalco Chemical Company from 1982 until his retirement in 1994 and Chairman of Nalco Chemical Company from 1984 until such retirement. Mr. Clark serves on the Board of Directors of Merrill Lynch & Co., Inc.; Bethlehem Steel Corporation; Ultramar Diamond Shamrock Corporation; and, Georgia Pacific Corporation. He is a Trustee of The Rush Presbyterian-St. Luke's Medical Center and the Field Museum of Natural History.

    Mr. Lee, 44, has served as Executive Vice President -- Growth and Development of the Company since March 21, 2001. He was President and Chief Executive Officer of Millennium Inorganic Chemicals Inc., a subsidiary of the Company, from June 1997 until March 21, 2001. He served as President and Chief Operating Officer of the Company from the Demerger until June 1997. He has served as a Director of the Company since the Demerger. Mr. Lee was a Director and the Senior Vice President and Chief Operating Officer of Hanson Industries from June 1995 until the Demerger, an Associate Director of Hanson from 1992 until the Demerger, Vice President and Chief Financial Officer of Hanson Industries from 1992 to June 1995, Vice President and Treasurer of Hanson Industries from 1990 to 1992, and Treasurer of Hanson Industries from 1987 to 1990. He joined Hanson Industries in 1982.

                         DIRECTORS CONTINUING IN OFFICE
                  TERM CONTINUES UNTIL THE 2002 ANNUAL MEETING

    Mr. Landuyt, 45, has served as Chairman of the Board and Chief Executive Officer of the Company since the Demerger. He has served as President of the Company since June 1997. Mr. Landuyt was a Director and the President and Chief Executive Officer of Hanson Industries (which managed the United States operations of Hanson before the Demerger) from June 1995 until the Demerger, a Director of Hanson from 1992 until September 29, 1996, Finance Director of Hanson from 1992 to May 1995, and Vice President and Chief Financial Officer of Hanson Industries from 1988 to 1992. He joined Hanson Industries in 1983.
Mr. Landuyt is a member and a Co-Chairman of the Partnership Governance Committee of Equistar Chemicals, LP ('Equistar'), in which the Company holds a 29.5% interest. He is also a Director of Bethlehem Steel Corporation.

    Mr. Taylor, 65, has served as a Director of the Company since the Demerger. He was an executive of Hanson from 1969 until his retirement in 1995, a Director of Hanson between 1976 and 1995 and Vice Chairman of Hanson between 1988 and 1995. Mr. Taylor served as an executive of Dow Chemical Company (U.K.) from 1963 to 1969, a Director of UGI Plc from 1979 to 1982, a Director of The Securities Association LTD from 1987 to 1990, a Director of National Westminster Bank Plc from 1990 to 2000, and a Director of Vickers Plc from 1986 to 1999. He is Deputy Chairman of Charter Plc.

                  TERM CONTINUES UNTIL THE 2003 ANNUAL MEETING

    Lord Baker, 66, has served as a Director of the Company since the Demerger. Lord Baker has been a Member of the House of Lords in the U.K. since 1997. He served as a member of Parliament in the U.K. between 1968 and 1997, as U.K. Secretary of State for the Environment from 1985 to 1986, as U.K. Secretary of State for Education and Science from 1986 to 1989, as Chairman of the U.K. Conservative Party from 1989 to 1990 and as U.K. Secretary of State for the Home Office from 1990 to 1992. He is Chairman of Northern Edge Ltd., Business Serve Plc and Belmont Press (London) Ltd. He is a Director of Hanson, Inter Hopper Ltd. and Telezones.com Ltd. and is an adviser to The Blackstone Group and Cross Border Enterprises, L.L.C.

    Professor Ginsburg, 68, has served as a Director of the Company since October 8, 1996. He has been Professor of Law at Georgetown University Law Center since 1980. Professor Ginsburg is of counsel to the law firm of Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), which has provided legal services to the Company from time to time.

    Mr. Meachin, 60, has served as a Director of the Company since the Demerger. Mr. Meachin has been Chairman, Chief Executive and founder of Cross Border Enterprises, L.L.C., a private international merchant banking firm, since its formation in 1991. He was a Managing Director in the Investment Banking Division of Merrill Lynch & Co., Inc. from 1981 to 1991. Mr. Meachin is a Director of The Spartek Emerging Opportunities of India Fund, Vice Chairman of the University of Cape Town Fund in New York and a Director and past Chairman of the British American Educational Foundation.

       ITEM 2  -- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of PricewaterhouseCoopers LLP as independent accountants to examine and audit the Company's financial statements for 2001. PricewaterhouseCoopers LLP has served as the Company's independent accountants since the Demerger in 1996. If the shareholders do not ratify such appointment, such appointment will be reconsidered by the Board. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE 'FOR' RATIFICATION OF SUCH APPOINTMENT.

                   ITEM 3  -- APPROVE THE 2001 INCENTIVE PLAN

    The Compensation Committee, recognizing that shareholders must approve certain incentive compensation plans every five years to permit the deductibility of certain performance-based incentive compensation under
Section 162(m) of the Code and, recognizing that insufficient shares are available for grants under the 1996 Incentive Plan over the next five years, advised the Board of Directors in January 2001 that it is in the Company's best interests to approve the Company's Omnibus Incentive Compensation Plan (the '2001 Incentive Plan'). The Company's success depends on its ability to attract, retain and motivate employees of outstanding competence. The Compensation Committee believes that incentive compensation that is strongly linked to performance and total shareholder return will motivate these employees on behalf of the Company's shareholders. Accordingly, on January 26, 2001, the Board of Directors, acting on the recommendation of the Compensation Committee, unanimously adopted the 2001 Incentive Plan and directed that it be submitted to the Company's shareholders for approval at the 2001 Annual Meeting.

    The following is a summary description of the 2001 Incentive Plan. The complete text of the 2001 Incentive Plan is attached hereto as Exhibit C and reference is made to that exhibit for the complete provisions of the plan. The 2001 Incentive Plan is designed to provide executives and other key employees the opportunity to be awarded various types of incentive compensation, including annual cash bonuses based on the performance of the Company and its business units against EVA'r' performance targets, long-term incentive compensation based on EVA'r' and total shareholder return, and equity awards such as stock options. As such, the 2001 Incentive Plan is designed to replace the 1996 Annual Performance Plan, which was approved by shareholders at the 1997 Annual Meeting of Shareholders, and the 2000 Executive Long Term Incentive Plan, and to supplement the limited number of equity-based grants, such as stock options, that can be awarded under the 1996 Incentive Plan.

GENERAL

    Administration of the Plan. The 2001 Incentive Plan will be administered by the Compensation Committee, which must be comprised, unless otherwise determined by the Board of Directors, solely of not less than two members who are
(i) 'Non-Employee Directors' with the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Exchange Act and (ii) 'outside directors' within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Code, provided that awards granted to non-employee Directors will be administered by the Board. Subject to certain exceptions, the Compensation Committee may delegate its responsibilities, powers and administrative duties.

    Eligibility. Awards under the 2001 Incentive Plan may be granted to employees of the Company and its subsidiaries and affiliates (provided such subsidiary or affiliate has been designated by the

Compensation Committee as eligible to receive awards under the plan) and to non-employee Directors of the Company.

    Duration, Termination and Amendment of the Plan. Subject to the approval of the Company's shareholders, the 2001 Incentive Plan became effective on January 26, 2001 and, subject to the Board's right to amend or terminate the 2001 Incentive Plan at any time, the 2001 Incentive Plan will remain in effect until all shares subject to it have been purchased or acquired. No award may be granted under the 2001 Incentive Plan after January 25, 2011. The Board may amend or terminate the 2001 Incentive Plan or any award granted under the plan at any time. However, no such amendment or termination may be made without approval of the shareholders if it will (a) disqualify any incentive stock option as defined under Section 422 of the Code ('ISOs') granted under the plan;
(b) increase the aggregate number of shares that may be delivered under the plan; (c) increase the maximum amounts that can be paid to an individual participant under the plan; (d) change the types of business criteria on which performance-based awards can be based under the plan; or, (e) modify the requirements regarding eligibility for participation under the plan. In addition, no such amendment or termination may materially adversely affect any previously granted award without the written consent of the participant holding the award.

    Shares Subject to the Plan and Maximum Awards. Subject to the terms of the 2001 Incentive Plan, 3,200,000 shares of Common Stock are reserved for delivery to participants under the 2001 Incentive Plan. No more than 1,000,000 shares may be granted in the form of restricted stock and no more than 1,500,000 shares may be granted to any participant under the 2001 Incentive Plan. In addition, there are limitations on specific types of awards, as set forth below.

DESCRIPTION OF AWARDS UNDER THE 2001 INCENTIVE PLAN

    The following types of awards may be granted under the 2001 Incentive Plan:

        Stock Options and SARs. An option is the right to purchase one or more shares of Common Stock at a specified price, as determined by the Compensation Committee. The Compensation Committee may grant nonqualified stock options ('NQSOs') and ISOs. Options will be exercisable at the times and subject to the terms and conditions determined by the Compensation Committee. No more than 1,000,000 shares subject to options may be granted to any participant in any fiscal year. IN ADDITION, OUTSTANDING OPTIONS MAY NOT BE MODIFIED TO REDUCE THE EXERCISE PRICE THEREOF NOR MAY A NEW OPTION AT A LOWER PRICE BE SUBSTITUTED FOR A SURRENDERED OPTION (EXCEPT TO REFLECT A CHANGE IN THE COMPANY'S CAPITAL STRUCTURE OR A DISTRIBUTION TO SHAREHOLDERS OR A CHANGE-IN-CONTROL.) (See Section 6.2 of the 2001 Incentive Plan). The Compensation Committee also may grant stock appreciation rights ('SARs'), which are rights to receive payment either in cash or in Common Stock as the Compensation Committee may determine equal in value to the excess of the fair market value of a share of Common Stock on the date of exercise over the reference price per share of Common Stock established in connection with the grant of the SAR. No participant may receive awards of SARs in any year in excess of 1,000,000 shares.

        Restricted Stock. Restricted stock is an award of Common Stock subject to restrictions and other terms and conditions as the Compensation Committee determines. No more than 500,000 shares of restricted stock may be granted to any participant in any fiscal year.

        Performance Units/Shares and Cash-Based Awards. The Compensation Committee also may grant other types of awards that are valued in whole or in part by reference to, or are otherwise based on, the fair market value of the Common Stock or other criteria approved by the Compensation Committee, including the achievement of performance goals. These awards are subject to such terms and conditions as the Compensation Committee determines. Payment of earned performance units or shares and cash-based awards may be made in any combination of cash or shares of Common Stock as determined by the Compensation Committee that have an aggregate fair market value equal to the value of the earned awards at the close of the applicable performance period. The maximum aggregate grant of performance shares that may be awarded to any participant in any fiscal year shall not exceed the value of 500,000 shares of Common

    Stock. The maximum aggregate amount of performance units or cash-based awards that may be awarded to any participant in any fiscal year shall not exceed $12,000,000.

        Stock Awards. The Compensation Committee may grant awards of up to 500,000 shares of Common Stock to any participant in any fiscal year.

All awards under the 2001 Incentive Plan to employees must be granted by the Compensation Committee. All awards to non-employee Directors under this plan must be granted by the Company's Board of Directors.

SPECIFIC TERMS OF AWARDS

    Performance Measures. With respect to awards to participants designed to qualify for the performance-based exception under Section 162(m) of the Code, the performance measure or measures to be used for purposes of such grants will be chosen from among the following: (i) EVA'r'; (ii) net earnings;
(iii) earnings per share; (iv) net sales growth; (v) net income (before or after taxes); (vi) net operating profit; (vii) return measures (including, but not limited to, return on assets, equity or sales); (viii) cash flow (including, but not limited to, operating cash flow and free cash flow); (ix) cash flow return on investments, which equals net cash flows divided by owner's equity;
(x) earnings before or after taxes, interest, depreciation and/or amortization;
(xi) internal rate of return or increase in net present value; (xii) dividend payments to parent; (xiii) gross revenues; (xiv) gross margins; (xv) operating margin; (xvi) share price (including, but not limited to, growth measures and total shareholder return); (xvii) expense targets; (xviii) working capital targets relating to inventory and/or accounts receivable; (xix) planning accuracy (as measured by comparing planned results to actual results);
(xx) comparisons to various stock market indices; and, (xxi) comparisons to the performance of other companies.

    Employment or Service Termination. Each participant's award agreement will set forth the extent to which the participant will retain any rights to awards following termination of the participant's employment. Such provisions will be determined in the sole discretion of the Compensation Committee, will be included in the award agreement entered into with each participant, need not be uniform among all awards, and may reflect distinctions based on the reasons for termination.

    Acceleration and Vesting of Awards Upon a Change-in-Control. Subject to the terms of participants' award agreements, upon the occurrence of a Change-in-Control: (i) all options and SARs become immediately exercisable and remain exercisable throughout their entire term; (ii) any restriction periods and restrictions imposed on restricted stock that are not performance-based will lapse; and, (iii) the target payout opportunities attainable under outstanding awards of performance-based awards will vest and be deemed to have been earned for the entire performance period (or periods) based on an assumed achievement of targeted performance goals at the target level (or at such greater level if achieved) and will be distributed or paid within thirty days after the Change-in-Control.

    A 'Change-in-Control' is defined under the 2001 Incentive Plan as (i) any person (subject to certain exceptions) becoming the 'beneficial owner' (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's outstanding securities; (ii) during any period of two consecutive years (not including any period prior to the consummation of the Demerger), individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new Director (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this definition or a Director whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company) whose election by the Board of Directors of the Company or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors of the Company;
(iii) the merger or consolidation of the Company with any other corporation (subject to certain exceptions); (iv) approval by the Company's shareholders of a plan of complete liquidation of the Company or the sale of all or substantially all of

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


the Company's assets (subject to certain exceptions); or, (v) in the case of executives who are employed by an operating subsidiary of the Company, (x) any person (subject to certain exceptions) becoming the 'beneficial owner' (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the subsidiary representing more than 50% of the combined voting power of its outstanding securities, or (y) the sale of all or substantially all of the assets of such subsidiary (subject to certain exceptions). The definition of Change-in-Control under the 2001 Incentive Plan is identical to the definition of Change-in-Control in the 1996 Incentive Plan, the 1996 Annual Performance Plan, the 2000 Executive Long Term Incentive Plan and other executive benefit plans of the Company. It is also identical to the definition of Change-in-Control in the executive agreements of the Company's officers, to the extent described under 'Executive Agreements and Other Relationships,' below.

    Adjustment of Shares or Price. In the event of a change in the Common Stock or the Company's capital structure through a stock split, merger, consolidation, reorganization, liquidation or distribution of stock or property or other similar change in capital structure or distribution to shareholders, the Compensation Committee, in its sole discretion, will make an adjustment in the number and class of shares that may be delivered under the 2001 Incentive Plan, the award limits set forth in the 2001 Incentive Plan, and the terms of outstanding awards, as the Compensation Committee determines to be appropriate to prevent dilution or enlargement of rights.

    The 2001 Incentive Plan provides that awards generally may be transferred by will or the laws of descent and distribution. The Compensation Committee will determine the treatment to be afforded to a participant in the event of termination of employment for any reason, including death, disability or retirement. In addition to the foregoing, other than with respect to ISOs, the Compensation Committee may permit the transferability of an award by a participant to certain members of the participant's immediate family or trusts for the benefit of such persons or other entities owned by such persons.

    The Compensation Committee may grant awards to participants who are subject to the tax laws of nations other than the United States, which awards may have terms and conditions as determined by the Compensation Committee as necessary to comply with applicable foreign laws. The Compensation Committee may take any action which it deems advisable to obtain approval of such awards by the appropriate foreign governmental entity; provided however, that no such awards may be granted and no action may be taken that would violate the Exchange Act, the Code or any other applicable law.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    General. The following is a general summary as of the date of this Proxy Statement of the United States federal income tax consequences associated with participation in the 2001 Incentive Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. This information may not be applicable to employees of foreign subsidiaries or to participants who are not residents of the United States. All participants have been and are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2001 Incentive Plan. Any tax effects that accrue to foreign employees as a result of participation in the 2001 Incentive Plan will be subject to the tax laws of the countries in which such employees reside.

    Under legislation adopted in 1997, the current United States federal maximum tax rate on net long-term capital gain is 20%. For 2001, the maximum individual ordinary income tax rate is 39.6%. Thus, the differences in effect for awards resulting in tax at capital gain rates and awards resulting in tax at ordinary income rates are significant. Developments should be monitored closely because the Code may be amended or regulations may be adopted significantly changing the tax effects of the awards described below.

    Nonqualified Stock Options. A participant will not recognize any income upon the grant of a nonqualified stock option ('NQSO') or stock appreciation right ('SAR'). Upon exercise of a NQSO, the amount by which the fair market value of the shares acquired on the date of exercise exceeds the option exercise price will be treated as ordinary income to the participant. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the participant will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received. As a result of Section 16(b) of the Exchange Act, under certain limited circumstances, the timing of income recognition may be deferred for a certain period for any participant who is an executive officer or director of the Company or a beneficial owner of more than 10% of any class of equity securities of the Company. Absent a Section 83(b) election (as described below), recognition of income by the participant will be deferred until the expiration of such period. Assuming the shares acquired upon exercise of the option constitute capital assets in the participant's hands, any gain or loss, measured by reference to the fair market value of the shares on the date of exercise, recognized upon their ultimate disposition will be treated as capital gain or loss to the participant, which will be long-term if the shares have been held for more than one year after the exercise date.

    Ordinary income realized upon the exercise of a NQSO or SAR is subject to tax withholding. The Company has the right to deduct or withhold, or to cause a participant to remit to the Company, all tax required to be withheld. In addition, the participant may irrevocably elect, subject to the approval of the Compensation Committee, to satisfy the withholding liability, in whole or in part, by requesting the Company to purchase shares at their fair market value on the date the tax liability is determined equal to the minimum statutory tax that could be imposed on the transaction and withheld by the Company.

    The Company generally will be allowed a federal income tax deduction in an amount equal to the ordinary income included by the individual with respect to his or her NQSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

    If a participant exercises an NQSO by delivering shares, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a 'disqualifying disposition' (as described below), the participant will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the participant's tax basis. The participant, however, will recognize ordinary income as described above with respect to the exercise of the NQSO as if the exercise price had been paid in cash.

    Incentive Stock Options. A participant will not recognize any income upon the grant or exercise of an incentive stock option as defined in Section 422 of the Code ('ISO'). Similarly, a participant generally will not recognize any income upon the exercise of an ISO, provided that the participant is employed by the Company from the date of grant of the ISO until three months prior to the exercise, except where employment terminates by reason of disability (where the three month period is extended to one year) or death (where the requirement does not apply). If a participant exercises an ISO after these requisite periods, the option will be treated as a NQSO and will be subject to the rules set forth above. Further, the amount by which the fair market value of the shares acquired on the date of exercise exceeds the option exercise price will constitute an item includible in alternative minimum taxable income, and thereby may subject the participant to the alternative minimum tax. Such alternative minimum tax may be payable even though the participant receives no cash upon the exercise of the ISO with which to pay such tax.

    Upon the disposition of shares acquired pursuant to the exercise of the ISO after the later of (a) two years from the date of grant of the ISO or (b) one year after the date of transfer (the 'ISO Holding Period'), the participant will recognize long-term capital gain or loss, as the case may be, measured by the difference between the shares' selling price and the option exercise price. If, however, a participant does not hold the shares so acquired for the ISO Holding Period -- thereby making a 'disqualifying disposition' -- the participant would recognize ordinary income equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, would generally be treated as capital gain. If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sales proceeds were less than the fair market value of the shares on the date of exercise, the participant's ordinary income therefrom would be limited to the gain (if any) realized on the sale.

    If a participant exercises an ISO by delivering shares previously acquired pursuant to the exercise of another ISO, the participant is treated as making a 'disqualifying disposition' of such shares if they are delivered before the expiration of their applicable ISO Holding Period. Upon the exercise of an ISO using previously acquired shares as to which no disqualifying disposition occurs, despite some uncertainty, it appears that the participant would not recognize gain or loss with respect to such previously acquired shares.

    The Company is not entitled to any tax deduction by reason of the grant or by reason of the disposition of shares received upon the exercise of an ISO if the ISO Holding Period is satisfied. The Company generally will be entitled to a federal income tax deduction in the event of a disqualifying disposition in an amount equal to the ordinary income included by the participant, provided such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Section 280G and 162(m) of the Code do not apply.

    Other Awards. With respect to other awards under the 2001 Incentive Plan that are settled either in cash or in shares that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), a participant generally will recognize ordinary income equal to the amount of cash or the fair market value of the shares received. With respect to awards settled in shares that are restricted as to transferability or subject to a substantial risk of forfeiture, then, absent a written election pursuant to Section 83(b) of the Code filed by the participant with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a 'Section 83(b) election'), a participant will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture lapse, in an amount equal to the fair market value (on such date) of such shares over the price paid for shares, if any. If a Section 83(b) election is made, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of transfer over the price paid for the shares, if any. The ordinary income recognized with respect to the receipt of cash or shares pursuant to these awards will be subject to tax withholding.

    The Company generally will be allowed a federal income tax deduction in an amount equal to the income included by the participant with respect to the award, provided such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Section 280G and 162(m) of the Code do not apply.

    Dividends and Dividend Equivalents. To the extent awards under the 2001 Incentive Plan earn dividends or dividend equivalents, whether paid currently or credited to an account established under the Plan, a participant generally will recognize ordinary income with respect to such dividends or dividend equivalents.

    Change-in-Control. In general, if the total amount of payments to a participant that are contingent upon a 'change of control' of the Company as defined in Section 280G of the Code (generally including payments under the 2001 Incentive Plan that vest upon a 'Change-in-Control,' as defined under the 2001 Incentive Plan), equal or exceeds three times the individual's 'base amount' (generally, such individual's average annual compensation for the five calendar years preceding the 'change of control,' as defined in Section 280G of the
Code), then, subject to certain exceptions, the payments may be treated as 'parachute payments' under the Code, in which case a portion of such payments would not be deductible by the Company and the participant would be subject to a 20% excise tax on such portion.

    Certain Limitations on Deductibility or Executive Compensation. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NQSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance-based compensation, provided that such compensation has been approved by shareholders in a separate vote and certain other requirements are met. If approved by its shareholders, the Company believes that stock options, SARs and performance-based awards granted under the 2001 Incentive Plan should qualify for the performance-based compensation exception to Section 162(m) of the Code.

    ERISA. The Company believes that the 2001 Incentive Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, nor is it a qualified plan under Section 401(a) of the Code.

OTHER MATTERS

    The Board of Directors has adopted the 2001 Incentive Plan, subject to approval by the Company's shareholders at the 2001 Annual Meeting. Absent such approval, the plan will not become effective and the Board of Directors will consider alternatives for the Company at that time. On January 26, 2001, the Company granted to a limited number of executive officers and key employees of the Company three-year performance unit awards under the 2001 Incentive Plan that have terms and conditions substantially identical to awards granted in 2000 under the 2000 Executive Long Term Incentive Plan, as described below under 'Long Term Incentive Compensation Awards.' All such awards were granted subject to shareholder approval of the 2001 Incentive Plan at the 2001 Annual Meeting and automatically will be cancelled if shareholders do not approve such adoption. No other awards have been granted under the 2001 Incentive Plan. The Compensation Committee has discretion to determine the employees who receive awards under the 2001 Incentive Plan and the type, terms and conditions of awards. Accordingly, it is not possible to determine the amount of the awards that will be granted under the 2001 Incentive Plan, other than the awards granted on January 26, 2001, as described above.

    The following table sets forth information with respect to the awards granted under the 2001 Incentive Plan on January 26, 2001 to the five executive officers named in the Summary Compensation Table below; to all executive officers as a group; and, to all employees, other than such executive officers, as a group.

                    AWARDS GRANTED UNDER 2001 INCENTIVE PLAN

                                                            DOLLAR
                          NAME                            VALUE($)(1)
                          ----                            -----------
William M. Landuyt .....................................   1,357,500
  Chairman, President and Chief Executive Officer
Robert E. Lee ..........................................     431,250
  Executive Vice President -- Growth and Development
George H. Hempstead, III ...............................     261,000
  Senior Vice President -- General Counsel and Secretary
John E. Lushefski ......................................     228,000
  Senior Vice President and Chief Financial Officer
Peter P. Hanik .........................................     192,500
  Senior Vice President -- Technology
Executive Officer group (8 persons).....................   2,949,470
Non-executive officer employee group....................   1,119,063

---------

(1) All awards granted on January 26, 2001 under the 2001 Incentive Plan have a three-year performance period commencing January 1, 2001 and ending
    December 31, 2003. The amounts shown in the table represent the target award for each person named and the aggregate target award for each group named. Half of each such award is an EVA'r'-based award and the other half is a TSR-based award. The maximum EVA'r'-based award for any participant is 200% of the participant's target EVA'r'-based award. The maximum TSR-based award for any participant is 200% of the participant's target TSR-based award. On March 23, 2001, the closing price of the Common Stock on the New York Stock Exchange was $16.22 per share.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE 'FOR' APPROVAL OF THE 2001 INCENTIVE PLAN.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is comprised entirely of independent, non-employee Directors. This report sets forth the Compensation Committee's policies governing compensation of the Company's officers, including the Chief Executive Officer, and the relationship among compensation, the Company's performance, individual performance and total shareholder return.

COMPENSATION PHILOSOPHY

    The Compensation Committee is responsible for establishing and administering compensation programs for the officers and employees of the Company and its subsidiaries. In fulfilling this responsibility, the Compensation Committee's policy is to provide strong, direct links among shareholder value, Company and individual performance, and executive compensation, as well as to structure sound compensation programs that attract and retain highly qualified people. This is done in the context of a compensation program that includes:

        Base Salary. Base salary is intended to provide an annual cash compensation at a level consistent with each employee's position and contribution, and competitive in the market with comparable companies.

        Annual Incentive Bonus. The Company's 1996 Annual Performance Plan provides executives and other key employees with the opportunity to receive cash bonuses based on the performance of the Company and its business units as measured by performance targets approved at the beginning of each year by the Compensation Committee. The performance targets approved for 2000 were based on Economic Value Added, or EVA'r', performance measures approved by the Compensation Committee and developed by the Company's management in conjunction with Stern Stewart & Co. These EVA'r' targets are based on the excess of net operating profit after cash taxes over the estimated total cost of capital employed. Bonuses earned by officers and senior Amanagers are credited to a 'bonus bank,' with each employee receiving a designated percentage of his or her bank account balance each year. For 2000, employees received 40% of their bank account balances, after crediting the earned 2000 bonus awards, plus a prefunding amount necessary to implement the bonus bank plan equal to 50% of their reference awards, discussed below. If an employee's bonus bank account balance before crediting such 2000 award and prefunding amount was negative, the employee received 40% of his or her 2000 earned award, and the remaining 60% was credited to the negative bonus bank account.

        Long-Term Incentive Compensation. To link each executive's compensation to the long-term success of the Company and its subsidiaries, the Company has adopted long-term incentive compensation programs. Executives received on October 8, 1996 under the 1996 Incentive Plan performance-based stock awards and time-vested restricted stock awards with respect to the three-, four- and five-year performance periods ending December 31, 1999, 2000 and 2001, respectively. Certain executives promoted or hired after October 8, 1996 received stock awards under such plan upon such promotion or employment. All outstanding performance-based restricted stock awards are based on specific value-creation performance targets based either on a cash-flow/return-on-investment formula or on EVA'r', as well as the Company's Common Stock performance relative to the Standard & Poor's Chemical Composite Index ('S&P Chemical Index'). In addition, because the three-year stock award performance period ended December 31, 1999, certain executives were granted at the beginning of 2000 awards under the Company's 2000 Executive Long Term Incentive Plan with respect to the three-year performance period from January 1, 2000 to December 31, 2002. As discussed in more detail under 'Long-Term Incentive Plans -- 2000 Executive Long Term Incentive Plan,' below, these awards are based on specific EVA'r' performance targets approved by the Compensation Committee at the time of the grant, as well as the total shareholder return on the Common Stock relative to the S&P Chemical Index.

        2001 Incentive Plan. The 2001 Incentive Plan is designed to provide executives and other key employees the opportunity to be awarded various types of incentive compensation, including annual cash bonuses based on the performance of the Company and its business units and long-term incentive compensation based on performance criteria as described on page 12 of this Proxy Statement and equity awards such as stock options. As such, the 2001 Incentive Plan is designed to replace the Annual Performance Plan and the 2000 Executive Long Term Incentive Plan and will supplement the limited number of equity-based grants that can be awarded under the 1996 Incentive Plan. The Company's Board is requesting the shareholders to approve the 2001 Incentive Plan at this Annual Meeting.

        Stock Ownership Guidelines. In order to align the interests of the Company's management and shareholders, the Compensation Committee has established guidelines for significant personal investment by executive officers and key management in Common Stock, thus encouraging management to take actions that maximize shareholder value.

    The Compensation Committee seeks to ensure that the Chief Executive Officer and other executives are compensated in a manner that is consistent with the Company's compensation philosophy, that is competitive with comparable companies when target levels of performance are achieved, and that is equitable within the Company.

    It is the Company's policy to position the base salaries of the Company's executives at or near the median levels of compensation for similar positions in comparable companies and total target compensation (base salary plus target incentive compensation) at or near the seventy-fifth percentile. Accordingly, the Company's incentive compensation will vary significantly depending on results achieved against performance targets. The targeted levels of compensation for the Company's executives are based in part on surveys of comparable companies conducted by independent consultants. The companies selected for comparison by the independent consultants include commodity, intermediate and specialty chemical companies that compete with the Company for executive talent. Although many of the companies selected for comparison are included in the S&P Chemical Index, the Company competes for executive talent with a broader group of companies than those in such index. The Compensation Committee reviews the Company's compensation programs annually to ensure that the Company's compensation programs continue to be competitive at the desired levels within the market.

TAX DEDUCTIBILITY

    The Company has reviewed the deductibility of compensation under Section 162(m) of the Code, and expects to continue to do so in the future. Bonuses awarded under the 1996 Annual Performance Plan and performance-based stock awards granted under the 1996 Incentive Plan are earned based on the achievement of performance targets determined by the Compensation Committee. It is intended that these awards will qualify for the 'performance-based compensation' exception under Section 162(m) of the Code. The Board has adopted, and is recommending that the shareholders approve, the 2001 Incentive Plan in order to permit the future deductibility of annual bonuses, performance-based long-term incentive compensation awards, stock options and SARs granted under that plan.

BASE SALARY

    The Compensation Committee reviewed the base salaries of the Company's executive officers and key managers in December 1999 and awarded base salary increases for 2000, taking into account individual performance and responsibilities and the Company's compensation policy.

1996 ANNUAL PERFORMANCE PLAN

    Under the Company's 1996 Annual Performance Plan, the Compensation Committee determines the executive officers and other employees who are eligible to receive bonuses under the plan, approves the performance targets for such bonuses and confirms actual performance against such targets.

    The Compensation Committee approved the 1996 Annual Performance Plan performance targets for calendar year 2000 for the Company and its business units, based in each case on EVA'r' performance measures (the 'EVA'r' performance targets'). The Compensation Committee also approved the 2000 participants in the 1996 Annual Performance Plan and approved the target bonus award (expressed as a percentage of each participant's base salary (the 'reference award')) that could be credited to each participant upon attainment of EVA'r' performance targets. The actual bonus award credited to each participant's bonus bank for 2000 depended upon actual performance in 2000 compared to the EVA'r' performance targets, and thus a participant could have been credited a fraction of, or a multiple of, his or her reference award. Because Messrs. Lee and Hanik are members of the Company's Operations Committee and during 2000 were also the President and Chief Executive Officer of Millennium Inorganic Chemicals Inc. (which operates the Company's Titanium Dioxide and Related Products segment) and Millennium Petrochemicals Inc. (which operates the Company's Acetyls segment), respectively, half of each of their reference awards for 2000 was based on the performance of the entire Company and half was based on the performance of the subsidiary.

    As expected by the Company's Board of Directors and management, 2000 was a challenging year for the Company. The 2000 EVA'r' performance targets for the entire Company approved by the Compensation Committee at the beginning of 2000 were based on the expectation that business conditions in 2000 would be similar to those experienced in 1999. EVA'r' performance for the entire Company in 2000 did not meet the Company's 2000 EVA'r' performance targets, primarily because actual performance in 2000 at Millennium Specialty Chemicals Inc. (which operates the Fragrance and Flavor Chemicals segment) and at Equistar fell short of expected performance. The awards approved by the Compensation Committee for the entire Company for 2000 reflected such performance, as only 71% of the reference awards were earned. Performance at Millennium Inorganic Chemicals Inc. and Millennium Petrochemicals Inc. substantially exceeded the EVA'r' performance targets approved by the Compensation Committee at the beginning of 2000. As a result, the portion of the bonuses received by Messrs. Lee and Hanik for their subsidiaries' performance in 2000 constituted significantly larger percentages of their reference awards than the portion received for the entire Company's performance in 2000. In addition, because the portion of Mr. Lee's bonus bank account attributable to the performance of Millennium Inorganic Chemicals Inc. was negative before crediting the award he earned for that subsidiary's performance in 2000 and the relevant prefunding, Mr. Lee received 40% of that earned award, and the remaining 60% was credited to his negative bonus bank account.

LONG-TERM INCENTIVE PLANS

    1996 Incentive Plan. In January 2001, the Compensation Committee reviewed the actual performance of the Company and its business units during the performance period ending December 31, 2000 against the value creation performance targets previously approved by the Compensation Committee for the performance-based stock awards granted under the 1996 Incentive Plan. The Compensation Committee determined that Messrs. Landuyt, Lee, Hempstead and Lushefski had earned awards, based on the value creation targets approved for the entire Company, at the 1.91% level. Mr. Lee was the President of the Company in October 1996 when his restricted stock award was granted, and thus his award is based on the performance of the entire Company. Mr. Hanik earned 31.86% of his awards for the performance period ending December 31, 2000, as they were based in part on the value creation targets for the entire Company and in part on the targets for Millennium Petrochemicals Inc. Mr. Hanik was the President of Millennium Petrochemicals Inc. from March 1998 to March 21, 2001.

    The awards earned for the entire Company's performance in 2000 reflected the fact that the performance of Millennium Inorganic Chemicals Inc. and the operations that are now part of Equistar over the four-year performance period ending December 31, 2000 fell significantly short of the performance targets approved by the Compensation Committee in October 1996. The performance of Millennium Petrochemicals Inc. came closer to the performance targets previously approved for that business. In addition, the Compensation Committee determined that the total shareholder return on the Common Stock during the four-year performance period commencing January 1, 1997 was within the median one-third of the companies in the S&P Chemical Index, and thus employees' awards were not increased or decreased due to the relative performance of the Common Stock over the four-year performance period. The total shareholder return on the Common Stock during this four-year period was 14.7%, significantly better than the return for the period commencing October 2, 1996 shown in the graph on page 22.

    2000 Executive Long Term Incentive Plan. The 2000 Executive Long Term Incentive Plan incentivizes senior executives to focus on long-term value creativity, rewarding their contributions to the Company's success over three-year performance periods. One-half of the award (the 'EVA'r'-based award') granted to each executive is based on EVA'r' performance compared to EVA'r' performance targets approved by the Compensation Committee at the beginning of each performance period. After the end of an award year, the Compensation Committee determines actual EVA'r' performance against such targets, and credits each participant with an EVA'r'-based award. This award is based on the participant's target bonus award approved by the Compensation Committee at the beginning of the performance period (expressed as a percentage of the participant's base salary ('the ELTIP reference award')). This credited award is then invested in Common Stock, which is placed in a trust, is subject to forfeiture, and may vest at the end of the performance period. The remaining half of each participant's award (the 'TSR-based award') is based on the quarterly average total shareholder return on the Common Stock over the performance period compared to the quarterly average total shareholder return on the common stock of the companies in the S&P Chemical Index, in each case including reinvested dividends. TSR-based awards are payable in cash after the end of the performance period.

    The EVA'r'-based awards granted in 2000 under the 2000 Executive Long Term Incentive Plan were based on the same EVA'r' performance targets approved by the Compensation Committee for the awards granted in 2000 under the 1996 Annual Performance Plan. Thus, participants were credited at the beginning of 2001 with EVA'r'-based awards under this plan at the same percentages of their ELTIP reference awards as were approved by the Compensation Committee for awards earned in 2000 under the 1996 Annual Performance Plan. Such credited EVA'r'-based awards were invested in Common Stock, which may vest on December 31, 2002.

STOCK OWNERSHIP

    In order to promote an ownership perspective on the part of the Company's executive officers and management employees and to link the return realized by management on their personal assets to the return realized by the Company's shareholders, the Board of Directors and the Compensation Committee approved stock ownership guidelines (exclusive of the value of Common Stock that may be earned under the 1996 Incentive Plan) for the 26 executive officers and senior management employees of the Company and its subsidiaries who hold restricted stock awards under the 1996 Incentive Plan. These executive officers and senior managers are expected to achieve targeted ownership levels of Common Stock, ranging from a value of 75% of annual base salary to 300% of annual base salary, within five years after receiving a restricted stock award. This target would require holdings of Common Stock (in addition to Common Stock that may be earned under the 1996 Incentive Plan) aggregating more than $12.5 million, based on 2000 base salary levels. As of March 23, 2001, the 26 executive officers and senior managers owned shares of Common Stock with a market value at such date of more than $15 million (including shares purchased as a result of deferred salaries and bonuses under the Salary and Bonus Deferral Plan and credited awards in Common Stock under the 2000 Executive Long Term Incentive Plan but excluding all Common Stock earned under the 1996 Incentive Plan). The Compensation Committee believes that satisfactory progress has been made toward meeting the targets.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

    In establishing Mr. Landuyt's base salary for 2000, the Compensation Committee considered the salaries of chief executive officers of other chemical companies and other companies of similar size and complexity. They also considered Mr. Landuyt's performance and the Company's challenging business environment. The Compensation Committee determined in December 1999 to award him a salary increase for 2000 equal to 4% of his 1999 salary. Mr. Landuyt elected in 1999 to defer 5% of his 2000 salary into Common Stock under the Salary and Bonus Deferral Plan, and had deferred 10% of his 1999 salary into Common Stock under this plan.

    As discussed under '1996 Annual Performance Plan,' above, as a result of the Company's performance in 2000, as measured by EVA'r' performance measures approved by the Compensation Committee at the beginning of 2000, the Compensation Committee approved crediting Mr. Landuyt's bonus bank account with an award equal to 71% of his 2000 reference award. Accordingly, Mr. Landuyt was entitled to a bonus with respect to 2000 under the 1996 Annual Performance Plan of $838,417. Mr. Landuyt elected in 1999 to defer 25% of his 2000 bonus into Common Stock under the Company's Salary and Bonus Deferral Plan, and had deferred 50% of his 1999 bonus and 100% of his 1998 and 1997 bonuses into Common Stock under this plan.

    Mr. Landuyt received a performance-based stock award and a time-vested restricted stock award under the 1996 Incentive Plan shortly after the Demerger. As discussed under 'Long Term Incentive Plans -- 1996 Incentive Plan,' above, 1.91% of the performance-based stock award for the four-year period ending December 31, 2000 was earned, and thus Mr. Landuyt received on February 15, 2001 1,069 shares of performance-based stock for such performance period, representing 50% of the shares earned for such performance period. The remaining 50% of such earned shares vest pro rata on December 31, 2001, 2002, 2003, 2004 and 2005, subject to forfeiture. In addition, the Company distributed to Mr. Landuyt 37,338 shares of time-vested restricted stock on October 8, 2000, and 8,470 shares of performance-based stock on December 31, 2000 that had been earned for the three-year performance period ended December 31, 1999.

    As discussed under 'Long Term Incentive Plans -- 2000 Executive Long Term Incentive Plan,' above, as a result of the Company's performance in 2000, as measured by EVA'r' performance targets approved by the Compensation Committee at the beginning of 2000, the Compensation Committee approved crediting
Mr. Landuyt with an EVA'r'-based award under the 2000 Executive Long Term Incentive Plan of 26,423 shares of Common Stock. These shares have been placed in a trust, are subject to forfeiture, and may vest on December 31, 2002.

    Under the Stock Ownership Guidelines, Mr. Landuyt was given in October 1996 a target of owning Common Stock within five years with a value equal to 300% of his base salary (exclusive of the value of Common Stock earned under the 1996 Incentive Plan). As of March 23, 2001, he had purchased (together with members of his immediate family) 231,357 shares of Common Stock (including shares purchased under the Salary and Bonus Deferral Plan and shares credited under the 2000 Executive Long Term Incentive Plan, but excluding all Common Stock earned under the 1996 Incentive Plan) with a market value equal to 425% of his 2000 base salary.

    The Compensation Committee believes that these incentive compensation programs and Stock Ownership Guidelines create the desired mutuality of interest between the Chief Executive Officer and the Company's shareholders, as the ultimate reward to the Chief Executive Officer from these programs and his significant personal investment in Common Stock, as required by the Guidelines, will be based upon the success of the Company.

                                          Respectfully submitted,
                                          WORLEY H. CLARK, JR., Chairman
                                          LORD GLENARTHUR
                                          DAVID J. P. MEACHIN

COMPARISON OF CUMULATIVE TOTAL RETURN

    The following graph compares the performance of the Company's Common Stock with the performance of the S&P 500 Index and the S&P Chemical Index over the period from October 2, 1996, when regular-way trading in the Common Stock commenced on the New York Stock Exchange, through December 31, 2000, the end of the Company's most recent fiscal year. The graph assumes that $100 was invested on October 2, 1996 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the S&P Chemical Index, and that all dividends were reinvested. The stock performance shown in the graph is included in response to the SEC's requirements and is not intended to forecast or be indicative of future performance.



                          [PERFORMANCE CHART]

Millennium Chemicals Inc.      S&P 500 Index     S&P Chemical Index
100                             100              100                     Oct. 2, 1996
 78                             107              103                     Dec. 31, 1996
107                             143              127                     Dec. 31, 1997
 92                             184              116                     Dec. 31, 1998
 94                             223              151                     Dec. 31, 1999
 89                             202              126                     Dec. 31, 2000


---------

* As indicated above, October 2, 1996 was the date regular-way trading commenced in the Common Stock after the Demerger.

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information with respect to the compensation for 2000, 1999 and 1998 of the individuals who were the Company's five most highly compensated executive officers in 2000, including Mr. Landuyt, the Chief Executive Officer.

                                              ANNUAL                                  LONG-TERM
                                           COMPENSATION                             COMPENSATION
                                 ---------------------------------   -------------------------------------------
                                                                      RESTRICTED     LTIP
      NAME AND PRINCIPAL                                                STOCK       PAYOUTS       ALL OTHER
          POSITION(1)            YEAR   SALARY($)(1)   BONUS($)(2)   AWARDS($)(3)   ($)(4)    COMPENSATION($)(5)
          -----------            ----   ------------   -----------   ------------   ------    ------------------
William M. Landuyt.............  2000     884,000         838,417             0           0         87,305
  Chairman, President and        1999     850,000         705,510             0           0         78,150
  Chief Executive Officer        1998     810,000         435,240             0           0         25,801

Robert E. Lee..................  2000     562,000         481,470             0     112,778         52,089
  Executive Vice President --    1999     540,000         172,406             0     107,547         71,527
  Growth and Development         1998     515,000         666,067             0     102,596         11,670

George H. Hempstead, III.......  2000     416,000         273,106             0      40,452         45,683
  Senior Vice President --       1999     400,000         229,740             0      35,796         40,636
  General Counsel                1998     380,000         141,360             0      35,917         20,913
  and Secretary
John E. Lushefski..............  2000     366,000         240,395             0      53,512         47,258
  Senior Vice President          1999     352,000         202,413             0      51,030         38,457
  and Chief Financial            1998     337,000         125,364             0      48,681         22,712
  Officer
Peter P. Hanik.................  2000     250,000         323,826             0           0         29,337
  Senior Vice President --       1999     225,000         203,190             0           0         23,109
  Technology                     1998     200,000         134,400     5,231,250      32,584         12,024

---------

(1) Messrs. Landuyt and Hanik elected to defer 5% and 15%, respectively, of their 2000 salaries into Common Stock under the Salary and Bonus Deferral Plan. Messrs. Landuyt and Hanik each elected to defer 10% of their 1999 salaries into Common Stock under this plan, and Mr. Lee elected to defer 25% of his 1998 salary into Common Stock under this plan.

(2) Messrs. Landuyt and Hanik elected to defer 25% and 50%, respectively, of their 2000 bonuses into Common Stock under the Salary and Bonus Deferral Plan. Messrs. Landuyt, Lushefski and Hanik elected to defer 50%, 10% and 50%, respectively, of their 1999 bonuses into Common Stock under this plan. Messrs. Landuyt, Lee, Hempstead, Lushefski and Hanik elected to defer 100%, 50%, 40%, 25% and 50%, respectively, of their 1998 bonuses into Common Stock under this plan.

(3) On October 8, 1996, Messrs. Landuyt, Lee, Hempstead and Lushefski were granted performance-based stock awards and time-vested restricted stock valued at that time at $10,000,000, $7,000,000, $5,000,000 and $5,000,000, respectively. The number of shares of restricted stock awarded on October 8, 1996 to these four executives under the 1996 Incentive Plan was as follows: Mr. Landuyt -- 448,053, of which 336,040 were subject to the attainment of performance goals and the remainder of which were subject to time vesting; Mr. Lee -- 313,637, of which 235,228 were subject to the attainment of performance goals and the remainder of which were subject to time vesting; and, for each of Mr. Hempstead and Mr. Lushefski -- 224,026, of which 168,020 were subject to the attainment of performance goals and the remainder of which were subject to time vesting. On April 22, 1998, Mr. Hanik was granted under the 1996 Incentive Plan, as a result of his promotion to President and Chief Executive Officer of Millennium Petrochemicals Inc., 150,000 shares of restricted stock valued at that time at $5,231,250, based on the closing price of the Common Stock on such date of $34.875. Of these shares, 112,500 were subject to the attainment of performance goals and the remainder were subject to time vesting, in each case over the two-, three- and four-year periods ending December 31, 1999, 2000 and 2001, respectively. In addition to the restricted stock granted to Mr. Hanik in 1998 and disclosed above in the Compensation Table, Mr. Hanik was granted on October 23, 1997 13,441 shares of restricted stock under the 1996 Incentive Plan, valued at that time at $318,384. Of these shares, 10,081 were subject to the
                                              (footnotes continued on next page)

(footnotes continued from previous page) attainment of performance goals and the remainder were subject to time vesting. On October 8, 1999, Messrs. Landuyt and Lee received 37,337 and 26,136 shares, respectively; Messrs. Hempstead and Lushefski each received 18,668 shares; and, Mr. Hanik received 13,620 shares (plus accrued dividends on all such shares), as a result of the vesting of the first installment of time-vested restricted stock. On October 8, 2000, Messrs. Landuyt and Lee received 37,338 and 26,136 shares, respectively; Messrs. Hempstead and Lushefski each received 18,669 shares; and, Mr. Hanik received 13,620 shares (plus accrued dividends on all such shares), as a result of the vesting of the second installment of time-vested restricted stock. On February 15, 2000, Messrs. Landuyt, Lee, Hempstead, Lushefski and Hanik received 42,352, 29,646, 21,175, 21,175 and 14,603 shares, respectively, plus accrued dividends on such shares, when 50% of the performance-based restricted stock earned for the performance period ended December 31, 1999 vested and was distributed. On December 31, 2000, these five executives received 8,470, 5,929, 4,235, 4,235 and 2,812 shares, respectively, plus accrued dividends thereon, when an additional 10% of the earned performance-based restricted stock for such period vested. The number and value (at the closing price of the Common Stock on the New York Stock Exchange on December 31, 2000) of the shares of unvested restricted stock held by these executives as of December 31, 2000 was as follows: Mr. Landuyt -- 184,306 and $3,340,546;
    Mr. Lee -- 129,014 and $2,338,379; for each of Mr. Hempstead and
    Mr. Lushefski -- 92,153 and $1,670,273; and for Mr. Hanik -- 72,245 and $1,309,441. In addition, dividends accrue on these restricted stock awards from the date of grant and are paid, to the extent such restricted shares are earned, as and when the underlying shares are distributed to the executives upon the lapse of the restrictions relating thereto.

(4) Messrs. Lee, Hempstead and Lushefski were credited in January 1998 with awards of $294,000, $153,000 and $139,500, respectively, under the Hanson Industries 1996 Long Term Incentive Plan (the 'Hanson Industries 1996 LTIP'), to be paid out in cash in three equal installments on December 15, 1998, 1999 and 2000, plus interest thereon, subject to forfeiture under certain circumstances if the executive is not employed by the Company or its subsidiaries on the payment date. One-third of the credited Hanson Industries 1996 LTIP awards became vested on each of December 15, 1998, 1999 and 2000. Amounts shown as 'LTIP Payouts' in 1998, 1999 and 2000 for Messrs. Lee and Lushefski represent payments of the vested one-third portion of such credited awards, plus interest thereon. Mr. Hempstead elected in 1998 to defer all of his Hanson Industries 1996 LTIP award into Common Stock under the Company's Salary and Bonus Deferral Plan. The amount shown as 'LTIP Payouts' in 1998, 1999 and 2000 for Mr. Hempstead represent the value of such Common Stock when it became vested on December 15, 1998, 1999 and 2000, respectively, based on the closing price of the Common Stock on the New York Stock Exchange on such dates. Amounts shown as 'LTIP Payouts' in 1998 for Mr. Hanik represent the full payment in 1998 of Mr. Hanik's credited award under the Hanson Industries 1996 LTIP; Mr. Hanik did not receive any further payments under this plan. Mr. Landuyt did not participate in the Hanson Industries 1996 LTIP.

(5) The amounts shown in this column include the aggregate matching employer contributions made in 2000 and 1999 under the Company's 401(k) savings plan, Supplementary Savings Plan and Salary and Bonus Deferral Plan for each of Messrs. Landuyt, Lee, Hempstead, Lushefski and Hanik of $71,528 and $57,838; $38,996 and $60,222; $29,058 and $24,361; $25,579 and $21,481; and, $20,393
    and $16,089, respectively. In 1998, the Company made matching contributions under its 401(k) savings plan for each such officer of $5,000, and no matching contribution under any other plan. All matching employer contributions have been invested in Common Stock since the Demerger. The amounts shown in this column also include the dollar value of insurance premiums paid by or on behalf of the Company with respect to disability insurance benefits, financial planning services and automobile usage fees. Excluded are certain health, medical and other non-cash benefits provided to the individuals named above that are available generally to all salaried employees.

LONG TERM INCENTIVE COMPENSATION AWARDS

    The Company had not granted any long-term incentive awards to Messrs. Landuyt, Lee, Hempstead or Lushefski since October 8, 1996 or to Mr. Hanik since April 22, 1998, when these executives received performance-based stock awards and time-vested restricted stock awards under the 1996 Incentive Plan. Reflecting the partial vesting of these awards for the performance period ending December 31, 1999, the Board of Directors adopted, at the recommendation of the Compensation Committee, the Company's 2000 Executive Long Term Incentive Plan and granted these executives the following awards under such plan for the performance period beginning January 1, 2000 and ending December 31, 2002. These awards are subject to the achievement of performance-based targets and will be forfeited if the executive's employment is terminated before the end of the performance period, with certain exceptions, such as the retirement or death of the participant.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                      PERFORMANCE OR     ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                                    OTHER PERIOD UNTIL              PRICE-BASED PLANS
                                      MATURATION OR      ----------------------------------------
               NAME                     PAYOUT(1)        THRESHOLD($)   TARGET($)   MAXIMUM($)(2)
               ----                     ---------        ------------   ---------   -------------
William M. Landuyt................  December 31, 2002         0         1,547,000     3,094,000
Robert E. Lee.....................  December 31, 2002         0           843,000     1,686,000
George H. Hempstead, III..........  December 31, 2002         0           449,200       898,400
John E. Lushefski.................  December 31, 2002         0           439,200       878,400
Peter P. Hanik....................  December 31, 2002         0           300,000       600,000

---------

(1) All awards granted in 2000 under the 2000 Executive Long Term Incentive Plan have a three-year performance period commencing January 1, 2000 and ending December 31, 2002.

(2) The maximum EVA'r'-based award for any participant is 200% of the participant's target EVA'r'-based award. The maximum TSR-based award for any participant is 200% of the participant's target TSR-based award.

    As discussed under 'Long-Term Incentive Plans -- 2000 Executive Long Term Incentive Plan,' above, one half of each award granted in 2000 to these executives under the 2000 Executive Long Term Incentive Plan is an EVA'r'-based award based on EVA'r' performance in 2000 compared to EVA'r' performance targets approved by the Compensation Committee in January 2000. These targets were identical to the targets approved by the Compensation Committee for awards granted in 2000 under the 1996 Annual Performance Plan. In January 2001, the Compensation Committee compared actual performance in 2000 against these pre-approved targets. The Compensation Committee then credited each participant with an EVA'r'-based award, based on the percentage of the award earned and the participant's ELTIP reference award. This credited amount was then invested in Common Stock based on the average closing price of the Common Stock during the first ten trading days of 2000 (which was $20.7838). Accordingly, the Compensation Committee determined on January 25, 2001 that Messrs. Landuyt, Lee, Hempstead, Lushefski and Hanik be credited with 26,423, 27,073, 8,526, 7,501 and 9,779 shares of Common Stock, respectively. These shares are held in a trust, accrue dividends, are subject to forfeiture, and may vest on December 31, 2002.

    The remaining half of the award is a TSR-based award, which is an award based on the total shareholder return on the Common Stock during the performance period compared to the total shareholder return on the common stock of the companies in the S&P Chemical Index, measured quarterly (including reinvested dividends) and then ranked into quintiles. For example, the fifth quintile consists of the top one-fifth of the companies in the S&P Chemical Index, measured quarterly (including reinvested dividends), and then ranked by total shareholder return. (Companies must be in the S&P Chemical Index at the beginning and end of the performance period to be considered in this ranking.) If the Company falls in the fifth quintile, participants receive 200% of their targeted TSR-based award; in the fourth quintile, 150%; in the third quintile, 100%; in the second quintile, 50%; and, in the first quintile, no award. If the relevant companies in the S&P Chemical Index are not divisible by five, the Compensation Committee will determine the ranking in an equitable manner. The TSR-based awards for the performance period 2000 to 2002 will not be determined until after December 31, 2002.

RETIREMENT PLANS

    Prior to January 1, 1999, each of the Company's operating subsidiaries and the Company's corporate office sponsored its own pension benefit plan and supplemental executive retirement plan. These plans were traditional final average pay pension plans. Effective January 1, 1999, the Company converted these final average pay pension plans to a single Pension Equity Plan. Substantially all full-time United States nonunion employees of the Company and its subsidiaries who have completed one year of service with the Company or certain of the Company's subsidiaries are eligible to participate in the Pension Equity Plan. Employees become vested in their Pension Equity Plan benefits after five years of service. Certain executives and key managers with Pension Equity Plan benefits that exceed the limitation set forth in Section 415 or 401(a)(17) of the Code are eligible to participate in the Company's Supplemental Executive Retirement Plan (the 'Supplemental Retirement Plan').

    The following tables set forth the annual benefits upon retirement at age 65, without regard to statutory maximums, for various combinations of final average earnings and lengths of service, which would be payable to the individuals named in the Summary Compensation Table under the respective plans in which they participate assuming they retired in 2000 at the age of 65.

MILLENNIUM CHEMICALS INC. PENSION PLANS

    The following table shows the estimated annual retirement benefits that would be payable to Messrs. Landuyt, Lee, Hempstead, Lushefski and Hanik under the Pension Equity Plan and the Supplemental Retirement Plan (collectively, the 'Pension Plans'). Messrs. Landuyt, Lee, Hempstead, Lushefski and Hanik have 18, 19, 19, 16 and 27 years of service, respectively, under the Pension Plans.

                    MILLENNIUM CHEMICALS INC. PENSION PLANS

                                 ANNUAL BENEFIT FOR YEARS OF CREDITED SERVICE SHOWN(2)
    FINAL 5-YEAR       -------------------------------------------------------------------------
 AVERAGE EARNINGS(1)   5 YEARS   10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
 -------------------   -------   --------   --------   --------   --------   --------   --------
$  200,000...........  $ 4,696   $10,802    $ 19,725   $ 32,875   $ 46,025   $ 59,175   $ 72,325
$  300,000...........  $ 7,045   $16,203    $ 29,588   $ 49,313   $ 69,038   $ 88,763   $108,488
$  400,000...........  $ 9,393   $21,604    $ 39,450   $ 65,750   $ 92,050   $118,350   $144,651
$  500,000...........  $11,741   $27,005    $ 49,313   $ 82,188   $115,063   $147,938   $180,813
$  600,000...........  $14,089   $32,405    $ 59,175   $ 98,625   $138,075   $177,526   $216,976
$  700,000...........  $16,438   $37,806    $ 69,038   $115,063   $161,088   $207,113   $253,138
$  800,000...........  $18,786   $43,207    $ 78,900   $131,500   $184,101   $236,701   $289,301
$  900,000...........  $21,134   $48,608    $ 88,763   $147,938   $207,113   $266,288   $325,464
$1,000,000...........  $23,482   $54,009    $ 98,625   $164,376   $230,126   $295,876   $361,626
$1,100,000...........  $25,830   $59,410    $108,488   $180,813   $253,138   $325,464   $397,789
$1,200,000...........  $28,179   $64,811    $118,350   $197,251   $276,151   $355,051   $433,952
$1,300,000...........  $30,527   $70,212    $128,213   $213,688   $299,164   $384,639   $470,114
$1,400,000...........  $32,875   $75,613    $138,075   $230,126   $322,176   $414,226   $506,277
$1,500,000...........  $35,223   $81,014    $147,938   $246,563   $345,189   $443,814   $542,439
$1,600,000...........  $37,572   $86,415    $157,801   $263,001   $368,201   $473,402   $578,602
$1,700,000...........  $39,920   $91,816    $167,663   $279,438   $391,214   $502,989   $614,765
$1,800,000...........  $42,268   $97,216    $177,526   $295,876   $414,226   $532,577   $650,927

---------

(1) Final 5-year Average Earnings under the Pension Plans is defined as the average of the highest Final Average Earnings of any five calendar years in the ten calendar years preceding retirement. Final Average Earnings for any calendar year under the Pension Plans is defined as: W-2
                                              (footnotes continued on next page)

(footnotes continued from previous page) compensation plus deferrals under the Company's 401(k) and Section 125 plans, plus, under the Supplemental Retirement Plan only, deferrals of base salary and annual incentive bonuses under the Supplemental Savings Plan and the Salary and Bonus Deferral Plan; less all amounts received under the 1996 Incentive Plan, any other long-term incentive plan or deferred compensation plan, moving expenses, severance pay, prizes, grievance settlements, overseas cost of living allowances, mortgage assistance and executive perquisites. Final 5-year Average Earnings is currently equal to $1,513,159, $1,115,549, $679,663, $597,737 and $287,025 for Messrs. Landuyt, Lee,
    Hempstead, Lushefski and Hanik, respectively.

(2) Benefits under the Pension Plans are computed as follows: Final Average Earnings times the pension accrual for each year of service (maximum 35 years). The pension accruals are as follows:

 YEARS OF          PENSION
 SERVICE           ACCRUAL
 -------           -------
  0 - 5              5.00%
  6 - 10             6.50%
 11 - 15             9.50%
16 or more          14.00%

    The Pension Equity Plan formula calculates benefits payable as lump sums, which are then converted to life annuity benefits, payable at age 65, using an interest rate of 6.00% and the 1983 GATT mortality table for the above table. The Supplemental Retirement Plan benefit is calculated under this formula without regard to the limitations set forth in Sections 415 and 401(a)(17) of the Code. The net Supplemental Retirement Plan benefit is the difference between the benefits calculated under the Pension Equity Plan formula and the Supplemental Retirement Plan formula. All capitalized terms used in this paragraph and not otherwise defined have the meanings ascribed to them in the relevant plan document.

GRANDFATHERED PENSION BENEFITS

    When the Company converted its traditional final average pay pension plans to the Pension Equity Plan on January 1, 1999, the Company determined that all employees age 55 and older on that date would be entitled to receive a grandfathered benefit of the greater of the benefit under the formulas of their former pension plans and the formulas of the new Pension Plans. Mr. Hempstead was over 55 on that date. Accordingly, Mr. Hempstead will receive a grandfathered benefit of the greater of the aggregate benefit calculated under the Pension Equity Plan and the Supplemental Retirement Plan, and the aggregate benefit calculated under the old Millennium Chemicals Inc. Pension Plan (the 'Corporate Plan') and the old Corporate Supplemental Executive Retirement Plan (the 'Corporate SERP' and, together with the Corporate Plan, the 'Grandfathered Millennium Chemicals Pension Plans'). The following table shows Mr. Hempstead's estimated annual retirement benefit under the Grandfathered Millennium Chemicals Pension Plans.

                GRANDFATHERED MILLENNIUM CHEMICALS PENSION PLANS

                                          ANNUAL BENEFIT FOR YEARS OF CREDITED SERVICE SHOWN(2)
             FINAL 5-YEAR               ---------------------------------------------------------
         AVERAGE EARNINGS(1)             5 YEARS    10 YEARS    15 YEARS    20 YEARS    25 YEARS
         -------------------             -------    --------    --------    --------    --------
$600,000..............................  $ 80,001    $160,002    $240,003    $270,000    $270,000
$700,000..............................  $ 93,335    $186,669    $280,004    $315,000    $315,000
$800,000..............................  $106,668    $213,336    $320,004    $360,000    $360,000
$900,000..............................  $120,002    $240,003    $360,005    $405,000    $405,000

---------

(1) Final 5-year Average Earnings under the Grandfathered Millennium Chemicals Pension Plans is defined as the average of the highest Final Average Earnings of any five calendar years in the ten calendar years preceding retirement. Final Average Earnings under the Corporate Plan includes
                                              (footnotes continued on next page)

(footnotes continued from previous page) base salary only. Final Average Earnings under the Corporate SERP includes base salary and bonus earned under the 1996 Annual Performance Plan and prior annual bonus plans, and is currently equal to $679,663 for Mr. Hempstead.

(2) Annual Benefits are computed on the basis of straight-life annuity amounts. The pension benefit under the Corporate Plan is calculated as follows (a) plus (b) multiplied by (c), where (a) is the Final Average Earnings times 1.95%; (b) is that portion of Final Average Earnings in excess of Social Security Covered Compensation times .65%; and, (c) is years of Credited Service to a maximum of 25 years (the 'Corporate Retirement Plan Formula'). Annual benefits under the Corporate SERP are calculated as follows: (a) minus (b) multiplied by (c), where (a) is Final Average Earnings times 2.67%; (b) is the Social Security Benefit times 2%; and, (c) is years of Credited Service to a maximum of 25; provided, however, that the benefit payable under the Corporate SERP shall not exceed 45% of Final Average Earnings. The Corporate SERP benefit is calculated without regard to the limitations set forth in Sections 415 and 401(a)(17) of the Code (the 'Corporate SERP formula'). The net Corporate SERP benefit is the difference between the benefits calculated under the Corporate Plan formula and the Corporate SERP formula. The Social Security offset is not reflected in the above table. All capitalized terms used in this paragraph and not otherwise defined have the meanings ascribed to them in the relevant plan document.

    In addition, the Company has determined that all employees age 50 and older on January 1, 1999 with at least 15 years of service on such date would be entitled to receive a grandfathered benefit of the greater of the benefit under the formula of their former qualified pension plan and the formula of the Pension Equity Plan. This determination will not affect the aggregate pension benefit of any of the executive officers named in the Compensation Table.

EXECUTIVE AGREEMENTS AND OTHER RELATIONSHIPS

    The following is a summary of the change-in-control agreements (the 'Agreements') that are in effect between each of the individuals named in the Summary Compensation Table and ten other officers of the Company or a Company subsidiary, on the one hand, and the Company or the Company subsidiary by which each such officer is employed (the 'Employer'), on the other hand. Subject to certain surviving rights, the Agreements will terminate on September 30, 2002, provided that if a Change-in-Control (as defined) has taken place prior to termination of the Agreements, the Agreements shall continue in full force and effect during the two-year period after a Change-in-Control (the 'Post-Change-in-Control Period'). The definition of 'Change-in-Control' in the Agreements is identical to the definition of 'Change-in-Control' in the 2001 Incentive Plan as described under 'Item 3 -- Approve the 2001 Incentive Plan,' above, except that, for officers employed by the Company's operating subsidiaries, a sale of the stock of, or the disposition of substantially all the assets of, that subsidiary can also constitute a 'Change-in-Control.'

    The Agreements provide that if during the 180-day period prior to a Change-in-Control (the 'Pre-Change-in-Control Period') or the Post-Change-in-Control Period (collectively with the Pre-Change-in-Control Period, the 'Change-in-Control Protection Period'), (i) the executive terminates his or her employment for Good Reason (as defined below); (ii) a Change-in-Control occurs and during the Post-Change-in-Control Period the executive, subject to a required 180-day period of continued employment, in certain circumstances, terminates his or her employment for any reason (including death); (iii) the executive's employment is terminated by his or her Employer without Cause or due to disability during the Change-in-Control Protection Period; or, (iv) the executive's employment is terminated by his or her Employer at or after the age of 65 (in certain circumstances) during the Post-Change-in-Control Period, the executive (or, if applicable, the executive's legal representative) shall be entitled to receive: (w) in a lump sum within five days after such termination (or, if within the Pre-Change-in-Control Period, within five days after the Change-in-Control) (1) three times the highest annualized base salary paid within 180 days prior to such termination (provided that if the termination is based on disability, such payment shall be offset by the projected disability benefits to be paid by the Employer or by Employer-provided insurance), and (2) three times the highest annual bonus paid or payable to the executive for any of the previous three completed fiscal years by the Employer; (x) three years of additional service and compensation credit for pension purposes; (y) three years of the maximum Employer contribution under any type of qualified or non-qualified defined contribution plan; and,
(z) provision for the executive's and his dependents' health coverage for three years. In addition, if the payment to the executive under the Agreements, together with certain other amounts paid to the executive, exceeds certain threshold amounts and results from a change in ownership as defined in
Section 280G(b)(2) of the Code, the Agreements provide that the executive will receive an additional amount to cover the federal excise tax and any interest, penalties or additions to tax with respect thereto on a 'grossed-up' basis. In addition to providing rights upon a Change-in-Control, the Agreements provide the executives with certain indemnification rights.

    In the Agreements, 'Cause' is defined as the executive's (i) willful misconduct with regard to the Employer or its affiliates which has a material adverse effect in the aggregate on the Employer and its affiliates taken as a whole; (ii) refusal to follow the proper written direction of the Board of Directors of the Employer provided that the executive does not believe in good faith that such direction is illegal, unethical or immoral and promptly notifies the appropriate board; (iii) conviction for a felony (subject to certain exceptions); (iv) breach of any fiduciary duty owed to the Employer or its affiliates which has a material adverse effect on the Company and its affiliates taken as a whole; or, (v) material fraud with regard to the Employer or its affiliates. 'Good Reason' is defined (subject to certain exceptions) as (i) a material diminution in the executive's position, duties or responsibilities from the executive's highest position held during the Pre-Change-in-Control Period or the assignment of duties or responsibilities inconsistent with such position;
(ii) removal from or the failure of the executive to be re-elected to any of his positions as an officer with the Company or the Employer; (iii) relocation of the principal executive offices of the Employer to a location more than 25 miles from where they are located at the time of a Change-in-Control or a relocation by the Employer of the executive's principal office away from such principal offices; (iv) if a Director during the Pre-Change-in-Control Period, the executive's removal or failure to be re-elected to the Company's Board of Directors; (v) a failure to continue the executive as a participant in, or to continue, any bonus program in which the executive was entitled to participate within the Pre-Change-in-Control Period; (vi) any material breach by a party other than the executive of any provision of the Agreement; (vii) a reduction by the Employer of executive's rate of annual base salary within 180 days prior to a Change-in-Control; or, (viii) failure by any successor to the Employer to assume the Agreement.

    The Agreements do not apply to a termination of employment outside of the Change-in-Control Protection Period. The Company's subsidiaries currently maintain customary severance policies applicable to their respective employees.

    In addition to the Agreements, certain other officers and management employees of the Company and its subsidiaries have agreements with their respective employers that provide severance protection upon a Change-in-Control substantially similar to that provided by the Agreements, except that
(i) amounts payable and benefits provided will be determined by a multiple of two rather than three; (ii) the definitions of 'Cause' and 'Good Reason' in certain instances afford the Employer broader rights; and, (iii) the rights of the executive upon a Change-in-Control will be less in certain instances.

    In addition to the change-in-control provisions under the executive agreements described above, the 1996 Incentive Plan and the agreements pursuant to which restricted stock and options have been awarded under the 1996 Incentive Plan provide that upon a Change-in-Control of the Company or the Employer, as applicable, unforfeited restricted stock and options will vest immediately. In addition, the unforfeited restricted stock held by any employee who is terminated by his Employer without cause (as defined) or due to his disability or death or who terminates his employment for good reason (as defined) within six months prior to a Change-in-Control, will also vest upon the Change-in-Control. Amounts credited to participants under the 2000 Executive Long Term Incentive Plan vest and become payable upon a Change-in Control, and unearned awards vest and become payable at the participants' ELTIP reference award level. Awards granted under the 2001 Incentive Plan vest and become payable as described under 'Item 3 -- Approve the 2001 Incentive Plan,' above. Finally, upon a Change-in-Control (as defined) of the Company or the Employer, as applicable, all amounts deferred under the Company's Salary and Bonus Deferral Plan and Supplemental Savings Plan will become payable.

    The 1996 Incentive Plan requires that employees pay all applicable withholding taxes before receiving any vested restricted stock. In order to permit executives to pay such withholding taxes and to provide for other expenses without selling shares, the Company's Board of Directors has authorized the Company to repurchase vested restricted stock, or to make loans to employees secured by their vested restricted stock. The loans have a term of one-year, renewable at the option of the Company; currently accrue interest 7% per annum (and had accrued interest at 6% per annum in 2000), payable quarterly; and, must be secured by shares that have a market value on the date of the loan of at least 125% of the loan amount. The Company has outstanding loans to its executive officers in excess of $60,000 as follows: Mr. Landuyt, $719,705;
Mr. Lee, $734,234; Mr. Dowdle, $65,587; Mr. Hanik, $310,915; Mr. Hempstead,
$478,379; Mr. Lushefski, $479,377; and, Mr. Vercollone, $75,245. In February 2001, Mr. Landuyt repaid a portion of his loan, reducing the loan from $839,705 to $719,705.

                                 OTHER MATTERS

    Section 16(a) Beneficial Ownership Reporting Compliance. Section 16 of the Exchange Act ('Section 16') requires that reports of beneficial ownership of Common Stock and changes in such ownership be filed with the SEC by the Company's Directors and executive officers. The Company is required to conduct a review and to identify in its proxy statement each Director or executive officer who failed to file any required report under Section 16 on a timely basis. Based upon that review, the Company has determined that all required reports have been filed on a timely basis, except that Richard A. Lamond, an officer of the Company, purchased 800 shares of Common Stock on March 9, 2000, and such purchase was reported on August 9, 2000.

    As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items specifically identified in the Notice of Annual Meeting. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the judgment of the person or persons voting the proxies.

    Services of PricewaterhouseCoopers LLP. During 2000, PricewaterhouseCoopers LLP provided various audit and non-audit related services to the Company. The following summarizes the aggregate fees billed to the Company for services rendered for the year ended December 31, 2000:

        Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company's consolidated financial statements for the year ended December 31, 2000, including reviews of the Company's quarterly consolidated financial statements filed on Form 10-Q and statutory audits of foreign subsidiaries, were $1,531,600.

        Financial Information Systems Design and Implementation Fees: None.

        All Other Fees: $5,679,700.

The Audit Committee of the Board has determined that the provision of non-audit services generating 'All Other Fees' was compatible with maintaining the independence of PricewaterhouseCoopers LLP.

               SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

    Under the rules of the SEC, any proposal of a shareholder submitted for inclusion in the Company's proxy statement for the 2002 Annual Meeting must be received by the Company by December 13, 2001 to be considered. Proposals should be addressed to, Millennium Chemicals Inc., 230 Half Mile Road, P.O. Box 7015, Red Bank, NJ 07701-7015, Attn: C. William Carmean.

                             ADDITIONAL INFORMATION

    The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex or facsimile. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of Common Stock. The Company has retained Georgeson & Company Inc. to assist in its solicitation of proxies from shareholders at a cost of $9,500, plus reimbursement of expenses.

    THE COMPANY'S 2000 ANNUAL REPORT TO SHAREHOLDERS, INCLUDING FINANCIAL STATEMENTS, IS ENCLOSED HEREWITH. THE COMPANY WILL FURNISH THE COMPANY'S ANNUAL REPORT ON FORM 10-K OR ANY EXHIBIT TO SUCH ANNUAL REPORT ON FORM 10-K UPON REQUEST BY A SHAREHOLDER DIRECTED TO: INVESTOR RELATIONS, MILLENNIUM CHEMICALS INC., 230 HALF MILE ROAD, P.O. BOX 7015, RED BANK, NJ 07701-7015, OR BY E-MAIL
TO: IR@MILLENNIUMCHEM.COM, FOR A FEE LIMITED TO THE COMPANY'S REASONABLE EXPENSES IN FURNISHING ANY EXHIBITS.

                                          By Order of the Board of Directors,
                                          GEORGE H. HEMPSTEAD, III
                                          Senior Vice President -- General
                                          Counsel and Secretary

EVA'r' is a registered trademark of Stern Stewart & Co.

                                                                       EXHIBIT A

                           MILLENNIUM CHEMICALS INC.
                    POLICY ON THE INDEPENDENCE OF DIRECTORS

   It is the policy of Millennium Chemicals Inc. that a majority of the Board of Directors be composed of Independent Directors. For purposes of this Policy, the following directors shall not be considered independent:

      1. A director who is employed by, or was employed during the prior three years by, the Company or its affiliates.

      2. A director who is employed as an executive of another corporation where any of the Company's executives serves on that corporation's compensation committee.

      3. A director (a) who is a partner, controlling shareholder or executive officer of an organization that has a business relationship with the Company, or (b) who has a direct business relationship with the Company (e.g., a consultant); unless the Board of Directors determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment.

      4. An immediate family member of any of the above.

   In applying this policy and in making a determination as to whether directors have any relationship to the Company that may interfere with the exercise of their independence from management and the Company, the Board of Directors shall consider, among other things, the materiality of the relationship to the Company, to the director, and, if applicable, to the organization with which the director is affiliated. The Board of Directors shall make this determination at least once annually, and annually shall request the directors to disclose to the Board any connection with the Company and its management that could be material in any determination of independence.

   In addition to the foregoing requirements, each member of the Audit Committee of the Board of Directors shall meet all requirements that the New York Stock Exchange may impose from time to time for members of audit committees.

                                                                       EXHIBIT B

                           MILLENNIUM CHEMICALS INC.
                            AUDIT COMMITTEE CHARTER

   The primary function of the Audit Committee of the Board of Directors is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management has established, and the audit process.

   While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the Company's management. Nor is the Committee to assure compliance with laws and regulations and the Company's Code of Conduct.

   In meeting its responsibilities, the Audit Committee is expected to:

   1. Provide an open avenue of communication between the internal auditors, the independent accountants, and the Board of Directors.

   2. Review the Committee's charter annually and recommend proposed changes to the Board of Directors.

   3. Recommend to the Board of Directors the independent accountants to be appointed, and monitor the compensation of the independent accountants, and review and approve the dismissal of the independent accountants.

   4. Review and concur in the appointment, replacement, reassignment or dismissal of the Director of Internal Audit.

   5. Confirm the independence of the Director of Internal Audit and other internal audit department staff.

   6. Review and discuss with the independent accountants, in order to satisfy the Committee as to the independence of the independent accountants, any disclosed relationships or services that may impact the objectivity and independence of the independent accountants. Ensure the receipt annually from the independent accountants of a formal written independence statement.

   7. Inquire of management, the Director of Internal Audit, and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

   8. Review with the independent accountants and the Director of Internal Audit, the audit scope and plan of the internal auditors and the independent accountants.

   9. Review with the Director of Internal Audit and the independent accountants the coordination of audit efforts to facilitate completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

   10. Review with the independent accountants and the Director of Internal
       Audit:

       a. The adequacy of the Company's internal controls including computerized information system controls and security.

       b. Any related significant findings and recommendations of the independent accountants and Director of Internal Audit together with management's responses hereto.

   11. Review with management and the independent accountants any changes in the Company's accounting policies or methods. Review significant accounting and reporting issues, including recent professional and regulatory pronouncements.

   12. Review with management and the independent accountants at the completion of the annual examination:

       a. The Company's annual financial statements and related footnotes.

       b. The independent accountant's audit of the financial statements and their report thereon.

       c. Any significant changes required in the independent accountant's audit plan.

       d. Any significant difficulties or disputes with management encountered during the course of the audit, and the resolution of those disputes, if necessary or in the event of a change of the independent accountants, review the reasons for such change as required to be disclosed by Item 304 of Regulation S-K.

       e. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

   13. Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the review of the quarterly financial statements by the independent accountants.

   14. Review with management and the Director of Internal Audit:

       a. Significant findings during the year and management's response thereto.

       b. Any difficulties encountered in the course of the internal audits, including any restrictions on the scope of work or access to required information.

       c. Any changes required in the scope of the internal audit plan.

       d. The internal audit department budget and staffing.

   15. Review the filings with the SEC containing the Company's financial statements.

   16. Review with management and the independent accountants the audit scope and plans for the annual employee benefit plan audits.

   17. Report Committee actions to the Board of Directors, with such recommendations as the Committee may deem appropriate.

   18. Review with the independent accountants the results of any audit of officers' expense accounts.

   19. Review with the Director of Internal Audit and the independent accountants any violations of the Company's Code of Conduct.

   20. Review with the General Counsel of the Company, management and the independent accountants, legal, environmental and regulatory matters that may have a material impact on the financial statements, related Company compliance policies and programs, and reports received from regulators.

   21. Meet, at least annually, each of the Director of Internal Audit and the independent accountants in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

   22. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

   The membership of the Audit Committee shall consist of at least three members, each of whom shall be independent and, as determined by the Board, consistent with New York Stock Exchange guidelines, free from any relationship that would interfere with the exercise of his or her independent judgement as a member of the Committee of the Board of Directors, who shall serve at the pleasure of the Board of Directors. Audit Committee members shall be designated by the Board of Directors upon the recommendation of the Nominations Committee.

   All members of the Committee shall be financially literate, defined as being able to read and understand financial statements, including the Company's balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment. In addition, at least one member of the Committee shall have accounting or related financial management expertise, as determined by the Board.

   The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

   The Committee shall have the authority to cause investigations to be made of such matters within the scope of the Committee's purposes and responsibilities, as the Committee may deem appropriate. Such investigations may be made by the Company's employees or such other persons or firms as the Committee may direct. The Committee will perform such other functions as may be assigned by law, the Company's charter or Bylaws, or the Board of Directors.

   One-third of the members, but not less than two, will constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. The Committee shall meet at least three times per year or more frequently as shall be determined by its Chairman, or upon the request of any two of its members. The Chairman of the Committee will preside, when present, at all meetings of the Committee. The Committee will keep a record of its meetings and report on them to the Board. The Committee may meet by telephone or video conference and may take action by written consent.

   In advance of every regular meeting, the Committee Chairman, with the assistance of the Committee Secretary, shall prepare and distribute to the Committee members and others as deemed appropriate by the Chairman an agenda of matters to be addressed at the meeting. The Committee may require officers and employees of the Company to produce information and reports, annually or on another regular basis, as the Committee may deem appropriate.

   The Chairman of the Committee shall report to the Board at each meeting of the Board on the Committee's activities, if any, since the last Board meeting.

   The Committee may adopt such additional procedures, consistent with this Charter, as the Committee deems necessary or appropriate.

                                                                       EXHIBIT C

                           MILLENNIUM CHEMICALS INC.
                    2001 OMNIBUS INCENTIVE COMPENSATION PLAN
                           Effective January 26, 2001
                               TABLE OF CONTENTS

Article 1.   Establishment, Objectives, and Duration.....................   C-2

Article 2.   Definitions.................................................   C-2

Article 3.   Administration..............................................   C-4

Article 4.   Shares Subject to the Plan and Maximum Awards...............   C-5

Article 5.   Eligibility and Participation...............................   C-6

Article 6.   Stock Options...............................................   C-6

Article 7.   Stock Appreciation Rights...................................   C-7

Article 8.   Restricted Stock............................................   C-8

Article 9.   Performance Units, Performance Shares, and Cash-Based
             Awards......................................................   C-9

Article 10.  Performance Measures........................................  C-10

Article 11.  Beneficiary Designation.....................................  C-11

Article 12.  Deferrals...................................................  C-11

Article 13.  Rights of Employees/Directors...............................  C-11

Article 14.  Change in Control...........................................  C-11

Article 15.  Amendment, Modification, and Termination....................  C-12

Article 16.  Withholding.................................................  C-12

Article 17.  Indemnification.............................................  C-12

Article 18.  Successors..................................................  C-13

Article 19.  General Provisions..........................................  C-13

ARTICLE 1. ESTABLISHMENT, OBJECTIVES, AND DURATION

   1.1 ESTABLISHMENT OF THE PLAN. Millennium Chemicals Inc., a Delaware corporation (hereinafter referred to as the 'Company'), hereby establishes an incentive compensation plan to be known as the 'Millennium Chemicals Inc. Omnibus Incentive Compensation Plan' (hereinafter referred to as the 'Plan'), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, Stock Awards and Cash-Based Awards.

Subject to approval by the Company's stockholders, the Plan shall become effective as of January 26, 2001 (the 'Effective Date') and shall remain in effect as provided in Section 1.3 hereof.

   1.2 OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives that are consistent with the Company's goals and that link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

The Plan is further intended to provide flexibility to the Company, its Affiliates, and Subsidiaries, in their ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in such success.

   1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date.

ARTICLE 2. DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

   2.1 'AFFILIATE' shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

   2.2 'AWARD' means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, Stock Awards or Cash-Based Awards.

   2.3 'AWARD AGREEMENT' means either an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan or a statement issued by the Company to a Participant describing the terms and provisions of such Award.

   2.4 'BOARD' or 'BOARD OF DIRECTORS' means the Board of Directors of the Company.

   2.5 'CASH-BASED AWARD' means an Award granted to a Participant as described in Article 9 herein.

   2.6 'CHANGE IN CONTROL' of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

      (a) any 'person' as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the 'beneficial owner' (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

      (b) during any period of two consecutive years (not including any period prior to October 1, 1996), individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c), or (d) of this Section 2.6 or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors;

      (c) the merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (a) above) acquires more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control; or

      (d) the stockholders of the Company approve a plan of complete liquidation of the Company or the closing of the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale or disposition of all or substantially all of the assets of the Company to one or more Subsidiaries (as defined below) of the Company or to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or disposition. 'Subsidiary' has the meaning set forth in Section 424 of the Code, as amended or superseded, and the term shall also include any partnership, limited liability company or other business entity if the Company owns, directly or indirectly, securities or other ownership interests representing at least fifty percent (50%) of the ordinary voting power or equity or capital interests of such entity. Notwithstanding any of the foregoing, the formation of Equistar Chemicals, LP ('Equistar') and the contribution of assets by Millennium Petrochemicals Inc. to Equistar on December 1, 1997 shall not constitute a Change in Control, and the sale or disposition of all or any part of the Company's interests in Equistar shall not constitute a Change in Control.

   2.7 'CODE' means the Internal Revenue Code of 1986, as amended from time to time.

   2.8 'COMMITTEE' means the committee appointed by the Board of Directors of the Company from among its members (which may be the Compensation Committee) and shall be comprised, unless otherwise determined by the Board of Directors, solely of not less than two members who shall be (i) 'Non-Employee Directors' within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Exchange Act and (ii) 'outside directors' within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Code.

   2.9 'COMPANY' means Millennium Chemicals Inc., a Delaware corporation, and any successor thereto as provided in Article 18 herein.

   2.10 'DIRECTOR' means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is an Employee shall not be considered to be a Director under the Plan.

   2.11 'DISABILITY' shall have the meaning ascribed to such term in the Participant's governing long-term disability plan, or if no such plan exists, at the discretion of the Board.

   2.12 'EFFECTIVE DATE' shall have the meaning ascribed to such term in Section
1.1 hereof.

   2.13 'EMPLOYEE' means any employee of the Company or its Subsidiaries or Affiliates provided such Subsidiary or Affiliate has been designated by the Committee as eligible to receive Awards under the Plan.

   2.14 'EXCHANGE ACT' means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

   2.15 'FAIR MARKET VALUE' means, for purposes of this Plan and any Awards hereunder, (i) the closing price of the Company's Shares on the date of calculation (or on the last preceding trading date if Shares were not traded on such date) if the Company's Shares are readily tradable on a national securities exchange or other market system, (ii) if the Company's Shares are not readily tradable, the amount determined in good faith by the Committee as the fair market value of the Shares of the Company and (iii) in connection with a Change in Control of the Company or an event specified in Section 4.2, the value of the consideration paid to stockholders in connection with such Change in Control or event or, if no consideration is paid in respect thereof, the amount determined pursuant to clause (i) above.

   2.16 'FREESTANDING SAR' means an SAR that is granted independently of any Options, as described in Article 7 herein.

   2.17 'INCENTIVE STOCK OPTION' or 'ISO' means an option to purchase Shares granted under Article 6 herein and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

   2.18 'INSIDER' shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

   2.19 'NONQUALIFIED STOCK OPTION' or 'NQSO' means an option to purchase Shares granted under Article 6 herein and that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

   2.20 'OPTION' means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

   2.21 'OPTION PRICE' means the price at which a Share may be purchased by a Participant pursuant to an Option.

   2.22 'PARTICIPANT' means an Employee or Director who has been selected to receive an Award or who has outstanding an Award granted under the Plan.

   2.23 'PERFORMANCE-BASED AWARD' means the Awards that qualify for the Performance-Based Exception.

   2.24 'PERFORMANCE-BASED EXCEPTION' means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

   2.25 'PERFORMANCE SHARE' means an Award granted to a Participant, as described in Article 9 herein.

   2.26 'PERFORMANCE UNIT' means an Award granted to a Participant, as described in Article 9 herein.

   2.27 'PERIOD OF RESTRICTION' means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

   2.28 'PERSON' shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a 'group' as defined in Section 13(d) thereof.

   2.29 'RESTRICTED STOCK' means an Award granted to a Participant pursuant to
Article 8 herein

   2.30 'RETIREMENT' means, unless otherwise determined by the Committee or as specifically provided in an Award Agreement, the Participant's termination of employment after such Participant reaches age fifty (50) with the accrual of fifteen (15) years of service (as defined in the qualified retirement plan applicable to such Participant).

   2.31 'SHARES' means the common stock, $.01 par value, of the Company.

   2.32 'STOCK APPRECIATION RIGHT' or 'SAR' means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of
Article 7 herein.

   2.33 'STOCK AWARD' means an Award, granted pursuant to the terms of Section
9.7 herein.

   2.34 'SUBSIDIARY' means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest.

   2.35 'TANDEM SAR' means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

ARTICLE 3. ADMINISTRATION

   3.1 GENERAL. Subject to the terms and conditions of the Plan, the Plan shall be administered by the Committee; provided, however, that the administration of the Plan with respect to Awards granted to Directors shall be administered by the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Subsidiary or Affiliate whose employees have benefited from the Plan, as determined by the Committee. No member of the Committee or the Board and no employee of the Company or any of its Subsidiaries shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and the Board and any agent of the Committee or the Board who is an employee of the Company, a Subsidiary or an Affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith or willful misconduct.

   3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan.

Notwithstanding anything else in this Plan to the contrary, the Board shall make all such decisions and determinations with respect to Directors, and references in this Plan to the Committee shall be to the Board with respect to Directors and Awards granted to Directors, unless the context clearly indicates otherwise.

   3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries.

ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

   4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4.2 herein, the number of Shares that may be subject to Awards, including Options, under the Plan shall be 3,200,000 Shares, of which no more than 1,000,000 Shares may be granted in the form of Restricted Shares, and the maximum number of Shares with respect to which Awards may be granted or measured to any individual Participant under the Plan during the term of the Plan shall not exceed 1,500,000 Shares. Any Shares subject to an Option or Stock Appreciation Right which for any reason are cancelled or terminated without having been exercised, any Shares subject to Stock Awards, Performance Shares or Performance Units which are forfeited, any Shares subject to Performance Awards settled in cash or any Shares delivered to the Company as part or full payment for the exercise of an Option or Stock Appreciation Right shall again be available for Awards under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of Shares subject to Awards but shall not apply for purposes of determining the maximum number of Shares with respect to which Awards (including the maximum number of Shares subject to Options and Stock Appreciation Rights) that may be granted to any individual Participant under the Plan. The following rules shall apply to grants of such Awards under the Plan:

      (a) STOCK OPTIONS: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any Award granted in any one fiscal year to any one single Participant shall be 1,000,000 Shares.

      (b) SARS: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one fiscal year to any one single Participant shall be 1,000,000 Shares.

      (c) RESTRICTED STOCK: The maximum aggregate grant with respect to Awards of Restricted Stock granted in any one fiscal year to any one Participant shall be 500,000 Shares.

      (d) PERFORMANCE SHARES/PERFORMANCE UNITS AND CASH-BASED AWARDS: The maximum aggregate grant with respect to Awards of Performance Shares made in any one fiscal year to any one Participant shall be equal to the value of 500,000 Shares; the maximum aggregate amount awarded or credited with respect to Cash-Based Awards or Performance Units to any one Participant in any one fiscal year may not exceed twelve million dollars ($12,000,000).

      (e) STOCK AWARDS: The maximum aggregate grant with respect to Awards of Stock Awards granted in any one fiscal year to any one Participant shall be 500,000 Shares.

   4.2 ADJUSTMENTS IN AUTHORIZED SHARES. If there shall be any change in the Shares of the Company or the capitalization of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants' rights under the Plan, shall adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the exercise price applicable to outstanding Awards, the Fair Market Value of the Shares and other value determinations applicable to outstanding Awards; provided, however, that any such arithmetic adjustment to a Performance-Based Award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award. Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance targets and changes in the length of performance periods; provided, however, that any such arithmetic adjustment to a Performance-Based Award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award. In addition, other than with respect to Options, Stock Appreciation Rights, and other awards intended to constitute Performance-Based Awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing,
(i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on participants under the Plan.

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ARTICLE 5. ELIGIBILITY AND PARTICIPATION

   5.1 ELIGIBILITY. Persons eligible to participate in this Plan include all Employees and Directors.

   5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6. STOCK OPTIONS

   6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

   6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422. An outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (except in accordance with Section 4.2 of the Plan or Article 14).

   6.3 OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee; provided, however, subject to
Section 6.11 below, that the per-share exercise price shall not be less than 100% of the Fair Market Value of the Common Stock on the date the Stock Option is granted.

   6.4 DURATION OF OPTIONS. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, subject to Section 6.11 below, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

   6.5 EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

   6.6 PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; or (b) at the discretion of the Committee, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price); or (c) by a combination of (a) and (b); or (d) any other method approved by the Committee in its sole discretion at the time of grant and as set forth in the Award Agreement.

The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

   6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

   6.8 TERMINATION OF EMPLOYMENT/DIRECTORSHIP. Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

   6.9 POST-EMPLOYMENT EXERCISES. The exercise of any Option after termination of employment of an Employee with the Company, its Subsidiaries or Affiliates shall be subject to such conditions as imposed by the Committee at the time of the Award Agreement and satisfaction of the conditions precedent that the Employee neither (i) competes with, or takes other employment with or renders services to a competitor of, the Company, its Subsidiaries or Affiliates without the written consent of the Company, nor (ii) conducts himself or herself in a manner adversely affecting the Company; provided, however, that the Committee, in its sole discretion, may waive any conditions imposed in the Award Agreement or as set forth in (i) and (ii) above relating to the exercise of Options after the date of termination of employment during the term of the option.

   6.10 NONTRANSFERABILITY OF OPTIONS.

      (a) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

      (b) NONQUALIFIED STOCK OPTIONS. Except as provided below, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution and all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant. Notwithstanding the foregoing, at the discretion of the Committee, an Award Agreement for the grant of NQSO may permit the transferability of such an Award by a participant solely to the participant's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the Award Agreement.

   6.11 REQUIREMENTS FOR INCENTIVE STOCK OPTIONS. Incentive Stock Options may be granted only to participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Code) at the date of grant. The aggregate Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any parent corporation or subsidiary corporation (as defined in Sections 424(e) and (f) of the Code, respectively)) shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Shares on the date of grant, and no Incentive Stock Option may be exercised later than ten years after the date it is granted; provided, however, Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, unless the exercise price is fixed at not less than 110% of the Fair Market Value of the Shares on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option. In addition, no Incentive Stock Option may be issued to a participant in tandem with a Nonqualified Stock Option.

ARTICLE 7. STOCK APPRECIATION RIGHTS

   7.1 GRANT OF SARS. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

   7.2 SAR AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

   7.3 TERM OF SARS. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

   7.4 EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

   7.5 EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

   7.6 PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

      (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

      (b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Committee at its sole discretion. The Committee's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

   7.7 TERMINATION OF EMPLOYMENT/DIRECTORSHIP. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment or directorship with the Company, its Affiliates, and/or its subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

   7.8 POST-EMPLOYMENT EXERCISES. The exercise of any SAR after termination of employment of an Employee with the Company, its Subsidiaries or Affiliates shall be subject to such conditions as imposed by the Committee at the time of the Award Agreement and satisfaction of the conditions precedent that the Employee neither (i) competes with, or takes other employment with or renders services to a competitor of, the Company, its Subsidiaries or Affiliates without the written consent of the Company, nor (ii) conducts himself or herself in a manner adversely affecting the Company; provided, however, that the Committee, in its sole discretion, may waive any conditions imposed in the Award Agreement or as set forth in (i) and (ii) above relating to the exercise of any SAR after the date of termination of employment during the term of the option.

   7.9 NONTRANSFERABILITY OF SARS. Except as provided below, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. Notwithstanding the foregoing, at the discretion of the Committee, an Award Agreement for the grant of an SAR may permit the transferability of such an Award by a participant solely to the participant's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the Award Agreement.

ARTICLE 8. RESTRICTED STOCK

   8.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

   8.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

   8.3 TRANSFERABILITY. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement and all rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant. Notwithstanding the foregoing, at the discretion of the Committee, an Award Agreement for the grant of Restricted Stock may permit the transferability of such an Award by a participant solely to the participant's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the Award Agreement.

   8.4 OTHER RESTRICTIONS. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

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


Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

   8.5 VOTING RIGHTS. If the Committee so determines, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

   8.6 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares while they are so held, in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

   8.7 TERMINATION OF EMPLOYMENT/DIRECTORSHIP. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE 9. PERFORMANCE UNITS, PERFORMANCE SHARES AND CASH-BASED AWARDS; STOCK AWARDS

   9.1 GRANT OF PERFORMANCE UNITS/SHARES AND CASH-BASED AWARDS. Subject to the terms of the Plan, Performance Units, Performance Shares, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee, and Awards granted under this Article 9 may consist of any combination of Performance Units, Performance Shares and/or Cash-Based Awards.

   9.2 VALUE OF PERFORMANCE UNITS/SHARES AND CASH-BASED AWARDS. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to or greater than the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as may be determined by the Committee. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares and Cash-Based Awards that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a 'Performance Period.'

   9.3 EARNING OF PERFORMANCE UNITS/SHARES AND CASH-BASED AWARDS. Subject to the terms of this Plan, after the applicable Performance Period has ended (including any period of deferral as provided in Section 9.4 hereof), the holder of Performance Units/Shares and Cash-Based Awards shall be entitled to receive payout on the number and value of Performance Units/Shares and Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

   9.4 FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES AND STOCK/CASH-BASED AWARDS. Payment of earned Performance Units/Shares and Cash-Based Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares and Cash-Based Awards at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

At the discretion of the Committee, Participants holding Performance Units/Shares may be entitled to receive dividend units with respect to dividends declared with respect to the Shares. Such dividends may be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 herein, as determined by the Committee.

Notwithstanding the above, a Participant may elect to defer, or the Committee may require or permit the deferral of, the receipt of Awards under Article 9 upon such terms as the Committee deems appropriate.

   9.5 TERMINATION OF EMPLOYMENT/DIRECTORSHIP. In the event the employment or directorship terminates for any reason, including by reason of death, Disability, or Retirement, all Performance Units/Shares and Cash-Based Awards shall be forfeited by the Participant to the Company unless determined otherwise by the Committee, as set forth in the Participant's Award Agreement.

   9.6 NONTRANSFERABILITY. Except as provided below, Performance Units/Shares and Cash-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution and a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant. Notwithstanding the foregoing, at the discretion of the Committee, an Award Agreement for the grant of Performance Units/Shares and Cash-Based Awards may permit the transferability of any such Awards by a participant solely to the participant's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the Award Agreement.

   9.7 STOCK AWARDS. The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Shares issued or transferred to Participants with or without other payments therefor. Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the Participant's employment within specified periods, and may constitute Performance-Based Awards, as described in Article 10 hereof. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Shares covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Stock Award shall specify whether the Participant shall have, with respect to the Shares subject to a Stock Award, all of the rights of a holder of Shares of the Company, including the right to receive dividends and to vote the shares. Notwithstanding the foregoing, at the discretion of the Committee, an Award Agreement for the grant of a Stock Award may permit the transferability of such an Award by a participant solely to the participant's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the Award Agreement.

ARTICLE 10. PERFORMANCE-BASED AWARDS AND PERFORMANCE MEASURES

   10.1 PERFORMANCE-BASED AWARDS. Certain Awards granted under the Plan may be granted in a manner such that the Awards qualify as Performance-Based Awards. As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards shall be based on achievement of hurdle rates and/or growth rates in one or more business criteria that apply to the individual participant, one or more business units or the Company as a whole. The business criteria shall be as set forth in Section 10.2 hereof. With respect to Performance-Based Awards, (i) the Committee shall establish in writing
(x) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (y) the individual employees or class of employees to which such performance goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed) and (ii) no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any Participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. With respect to any Awards intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. Notwithstanding the preceding sentence, the Committee may reduce or eliminate Awards payable upon the attainment of such performance goal.

   10.2 PERFORMANCE MEASURES. The performance measure(s) to be used for purposes of Performance-Based Awards shall be chosen from among:

        (a) EVA'r'

        (b) Net earnings;

        (c) Earnings per share;

        (d) Net sales growth;

        (e) Net income (before or after taxes);

        (f) Net operating profit;

        (g) Return measures (including, but not limited to, return on assets, equity, or sales);

        (h) Cash flow (including, but not limited to, operating cash flow and free cash flow);

        (i) Cash flow return on investments, which equals net cash flows divided by owner's equity;

        (j) Earnings before or after taxes, interest, depreciation and/or amortization;

        (k) Internal rate of return or increase in net present value;

        (l) Dividend payments to parent;

        (m) Gross revenues;

        (n) Gross margins;

        (o) Operating margin;

        (p) Share price (including, but not limited to, growth measures and total shareholder return);

        (q) Expense targets;

        (r) Working capital targets relating to inventory and/or accounts receivable;

        (s) Planning accuracy (as measured by comparing planned results to actual results);

        (t) comparisons to various stock market indices; and

        (u) comparisons to the performance of other companies.

For purposes of this Plan, EVA'r' means the positive or negative value determined by net operating profits after taxes over charge for capital, or any other financial measure, as determined by the Committee in its sole discretion. (EVA'r' is a registered trademark of Stern Stewart & Co.).

The Committee may provide in any such Award that any evaluation of performance exclude any of the following events that occurs during a performance period:
(a) asset write-downs; (b) litigation or claim judgments or settlements;
(c) the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year;
(f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such exclusions affect Awards to executives covered by
Section 162(m), they will be prescribed in resolutions that meet the requirements of Section 162(m) for deductibility.

In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code
Section 162(m).

ARTICLE 11. BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 12. DEFERRALS

The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares and Cash-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 13. RIGHTS OF EMPLOYEES/DIRECTORS

   13.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

   13.2 PARTICIPATION. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

   13.3 RIGHTS AS A STOCKHOLDER. A Participant shall have none of the rights of a shareholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record holder of such shares.

ARTICLE 14. CHANGE IN CONTROL

   14.1 TREATMENT OF OUTSTANDING AWARDS. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement:

      (a) Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

      (b) Any restriction periods and restrictions imposed on Restricted Shares that are not performance-based shall lapse; and

      (c) The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, Performance Units, Performance Shares, Stock Awards and Cash-Based Awards shall be deemed to have been earned to the extent described below for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants, within thirty (30) days following the effective date of the Change in Control, all Shares pursuant to such Awards based upon an assumed achievement of all targeted performance goals at the target (or at such greater level if achieved). Awards denominated in cash shall also vest and be paid to participants in cash, within thirty (30) days following the effective date of the Change in Control, with the amount of the cash award to be paid based on an assumed achievement of all targeted performance goals at the target (or at such greater level if achieved).

   14.2 TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE-IN-CONTROL PROVISIONS. Notwithstanding any other provision of this Plan (but subject to the limitations of Section 15.2 hereof) or any Award Agreement provision, the provisions of this Article 14 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards; provided, however, that the Board may not take any such action within the six months immediately prior to the date of a Change in Control which would affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards, and any such purported action is null.

   14.3 POOLING OF INTERESTS ACCOUNTING. Notwithstanding any other provision of the Plan to the contrary, in the event that the consummation of a Change in Control is contingent on using pooling of interests accounting methodology, the Board may take any action necessary to preserve the use of pooling of interests accounting.

ARTICLE 15. AMENDMENT, MODIFICATION, AND TERMINATION

   15.1 AMENDMENT, MODIFICATION, AND TERMINATION. Subject to the terms of the Plan and Article 14, the Board may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no amendment of the Plan may be made without approval of the stockholders of the Company if the amendment will: (i) disqualify any Incentive Stock Options granted under the Plan; (ii) increase the aggregate number of Shares that may be delivered under the Plan; (iii) increase any of the maximum amounts which can be paid to an individual participant under the Plan as set forth in Article 4 hereof; (iv) change the types of business criteria on which Performance-Based Awards are to be based under the Plan; or (v) modify the requirements as to eligibility for participation in the Plan.

   15.2 AWARDS PREVIOUSLY GRANTED. Notwithstanding any other provision of the Plan to the contrary (but subject to Section 14.3 hereof), no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

ARTICLE 16. WITHHOLDING

   16.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

   16.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by requesting the Company to purchase Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory tax that could be imposed on the transaction and required to be withheld by the Company. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 17. INDEMNIFICATION

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 18. SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 19. GENERAL PROVISIONS

   19.1 LEGEND. The Committee may require each person receiving Shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares without a view to distribution thereof. In addition, to any legend required by this Plan, the certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

   19.2 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

   19.3 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

   19.4 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall receive the consideration required by law for the issuance of Awards under the Plan.

   19.5 SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act, unless determined otherwise by the Board. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

   19.6 LISTING. The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Option with the United States Securities and Exchange Commission or to the effect compliance with the registration, qualification, and listing requirements of any national securities laws, stock exchange, or automated quotation system.

   19.7 DELIVERY OF TITLE. The Company shall have no obligation to issue or deliver evidence of title for shares of Shares under the Plan prior to:

      (a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

      (b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

   19.8 INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

   19.9 INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

   19.10 NO ADDITIONAL RIGHTS. Neither the Award nor any benefits arising under this Plan shall constitute part of a Participant's employment contract with the Company or any Subsidiary or Affiliate, and accordingly subject to Sections 14.2 and 15.2, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company or any Affiliate for severance payments.

   19.11 EMPLOYEES BASED OUTSIDE OF THE UNITED STATES. Notwithstanding any provision of the Plan to the contrary, in order to comply with provisions of laws in other countries in which the Company, its Affiliates, and its Subsidiaries operate or have Employees, the Board, in their sole discretion, shall have the power and authority to:

      (a) Determine which Affiliates and Subsidiaries will be covered by the Plan;

      (b) Determine which Employees employed outside the United States are eligible to participate in the Plan;

      (c) Modify the terms and conditions of any Award granted to Employees who are employed outside the United States to comply with applicable foreign laws;

      (d) Establish subplans, modify exercise procedures, and other terms and procedures to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 19.11 by the Board or the Committee shall be attached to this Plan document as Appendices; and

      (e) Take any action, before or after an Award is made, which it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, which would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

   19.12 UNCERTIFICATED SHARES. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

   19.13 UNFUNDED PLAN. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

   19.14 NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

   19.15 GOVERNING LAW. The Plan and each Award Agreement shall be governed by the laws of the state of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York, county of New York, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

                                  HOW TO VOTE

          Your vote is important. Most shareholders have a choice of voting over the Internet, by telephone, or by using a traditional proxy card. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

                     ELECTRONIC ACCESS TO PROXY STATEMENTS

          Most shareholders can view future Proxy Statements and Annual Reports over the Internet rather than receiving paper copies in the mail. Please refer to the Proxy Statement and your proxy card for further information.

                            REDUCE MULTIPLE MAILINGS

          If you are a shareholder of record and have more than one account in your name or delivered to the same address as other shareholders of record, you can authorize the Company to discontinue mailings of multiple Annual Reports. If you are a shareholder of record voting over the Internet, follow the instructions provided after you vote. If you own shares through a bank, broker or other nominee, please contact that entity to eliminate duplicate mailings. See the Proxy Statement and your proxy card for further information.

[X] Please mark your                                                      0625
    votes as in this
    example.

         This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors and FOR proposals 2 and 3.

         The Board of Directors recommends a vote FOR the election of directors and FOR proposals 2 and 3.

                      FOR               WITHHELD
1.  Election          [ ]                 [ ]
    of Directors.
    (see reverse)


                      FOR      AGAINST  ABSTAIN

2.  Approval of       [ ]        [ ]      [ ]
    independent
    accountants.

                      FOR      AGAINST  ABSTAIN
3.  Approve the       [ ]        [ ]      [ ]
    2001 Incentive
    Compensation Plan

For, except vote withheld from the following nominee(s):

---------------------------------------------------------------

Discontinue Annual Report Mailings for this Account  [ ]


SIGNATURE(S)________________________________________________ DATE________, 2001
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

        Fold and Detach Here IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL


                                     [LOGO]
                               THIS IS YOUR PROXY
                             YOUR VOTE IS IMPORTANT
                          VOTE BY TELEPHONE OR INTERNET
                             QUICK, EASY, IMMEDIATE

Millennium Chemicals Inc. encourages you to take advantage of two cost-effective and convenient ways to vote your shares. You may now vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or electronically through the Internet. Your telephone or Internet vote must be received by 12:00 midnight Eastern Daylight Time on May 17, 2001 (or 3:00 p.m. on May 16, 2001 for shares held in certain employee benefit plans and voted by trustees).

Telephone and Internet proxy voting is permitted under the laws of the state in which Millennium Chemicals Inc. is incorporated. Your telephone or Internet vote authorizes the proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET

            LOG ON TO THE INTERNET AND GO TO the WEB SITE:
            http://www.eproxyvote.com/mch

            Click on the PROCEED icon-You will be asked to enter the Voter Control Number that appears on this proxy card. Then follow the instructions.

                                       OR

VOTE BY PHONE

            ON A TOUCH-TONE TELEPHONE DIAL 1-877-PRX-VOTE (1-877-779-8683)
            FROM THE U.S. AND CANADA OR DIAL 201-536-8073 FROM OTHER COUNTRIES. You will be asked to enter the Voter Control Number that appears on this proxy card. Then follow the instructions.

                                       OR
VOTE BY MAIL

            Mark, sign and date your proxy card and return it in the postage-paid envelope.

            If you are voting by telephone or through the Internet, please do not mail your proxy card.

You can also elect to receive future Annual Reports and Proxy Statements over the Internet instead of receiving paper copies in the mail. See the reverse side of this proxy card for additional details.

                                      PROXY
                            MILLENNIUM CHEMICALS INC.
                            PROXY/AUTHORIZATION CARD
             Proxy Solicited on Behalf of the Board of Directors of
               the Company for the Annual Meeting of Shareholders
                            10:00 a.m., May 18, 2001

The undersigned hereby constitutes and appoints William M. Landuyt, John E. Lushefski and George H. Hempstead, III, and each of them, true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of MILLENNIUM CHEMICALS INC. to be held at the Hilton New York, 1335 Avenue of the Americas, A Concourse, New York, NY 10019, and at any adjournments thereof, and, in their discretion, on all such other matters as may properly come before said meeting.

1. Election of three directors. Nominees for directors are: (01). Lord Glenarthur, (02). Worley H. Clark, Jr., and (03). Robert E. Lee.

2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants.

3.    To approve the adoption of the Companys 2001 Incentive Compensation Plan.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendations. The Proxies cannot vote your shares unless you vote by telephone or through the Internet, as described on the reverse side, or sign and return this card.

As described in the Proxy Statement, if the undersigned is a participant in certain employee savings and stock ownership plans of the Company or certain of its affiliates, this Proxy/Authorization Card also provides voting instructions for shares held for the account of the undersigned in such plans. The Trustee for the relevant plan will vote the undersigneds shares as directed, provided voting instructions are properly received by 3:00 p.m. (Eastern Daylight Time) on May 16, 2001.
                                                             ---------------
                                                               SEE REVERSE
                                                                   SIDE
                                                             ---------------

      Fold and Detach Here IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL


                 How to receive future annual reports and proxy
                               statements on-line

         You may receive future Millennium Chemicals Inc. Annual Reports and Proxy Statements on-line over the Internet by submitting your consent to Millennium Chemicals. This will save Millennium Chemicals postage and printing expenses and provide information to you faster.

         Most shareholders can elect to view future Annual Reports and Proxy Statements over the Internet instead of receiving paper copies in the mail. If you are a registered shareholder and you wish to consent to Internet delivery of future Annual Reports and Proxy Statements, follow the instructions set forth below.

         Log onto the Internet and go to the web site:
         http://www.econsent.com/mch (If you are voting your shares this year using the Internet, you can link to this web site directly from the web site where you vote your shares).

         You will be asked to consent to Internet delivery of annual meeting materials and provide your e-mail address and account number. Your account number is the 10 digit hyphenated number located above your name on this proxy card. You will not need to provide an account number if you only hold shares through the Millennium Chemicals Savings and Investment Plan or certain other benefit plans.

         If you are not a registered shareholder and you wish to consent to Internet delivery of future Annual Reports and Proxy Statements, please contact your bank, broker or other holder of record and inquire about the availability of such option for you.

         If you consent, your account will be so noted and, when the Millennium Chemicals 2001 Annual Report and Proxy Statement for the 2002 Annual Meeting of Shareholders become available, you will be notified by e-mail as to how to access them on the Internet.

         If you do elect to receive your Millennium Chemicals materials over the Internet, you can still request paper copies by reregistering on the Internet site above, or by e-mail to ir@millenniumchem.com or by contacting Millennium Chemicals Inc. at 230 Half Mile Road, Red Bank, New Jersey 07701-7015,
Attention: Investor Relations.





                        STATEMENT OF DIFFERENCES

The registered trademark symbol shall be expressed as......................'r'